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                                CREDIT AGREEMENT

                                  by and among

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC,

                            THE LENDERS PARTY HERETO,

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                  AS SYNDICATION AGENT AND AS CO-LEAD ARRANGER,

                                FLEET BANK, N.A.,
                             AS DOCUMENTATION AGENT,

                                BANK OF MONTREAL,
                            THE BANK OF NOVA SCOTIA,
                   THE BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                               NATIONSBANK, N.A.,
                         PNC BANK, NATIONAL ASSOCIATION,
                                       AND
         COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK
                          NEDERLAND", NEW YORK BRANCH,
                                  AS CO-AGENTS

                                       AND

                              THE BANK OF NEW YORK,
                                AS ISSUING BANK,
                 AS ADMINISTRATIVE AGENT AND AS CO-LEAD ARRANGER

                          Dated as of October 30, 1998

================================================================================


================================================================================

                        THIS TRANSACTION WAS ARRANGED BY
     BNY CAPITAL MARKETS, INC., CIBC OPPENHEIMER CORP. and FLEET BANK, N.A.

                                                                Credit Agreement
                                                                ----------------

                                TABLE OF CONTENTS

   1.      DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.........................1

   1.1     Definitions........................................................1
   1.2     Principles of Construction.........................................19

   2.      AMOUNT AND TERMS OF LOANS AND LETTERS OF

           CREDIT.............................................................20
   2.1     Revolving Loans....................................................20
   2.2     Term Loans.........................................................21
   2.3     Term Amortization..................................................21
   2.4     Procedure for Borrowing............................................21
   2.5     Termination or Reduction of Revolving Commitments..................23
   2.6     Prepayments of the Loans...........................................25
   2.7     Use of Proceeds....................................................26
   2.8     Letter of Credit Sub-Facility......................................26
   2.9     Letter of Credit Participation and Funding Commitments.............28
   2.10    Absolute Obligation With Respect to Letter of Credit Payments......29
   2.11    Payments...........................................................30
   2.12    Records............................................................30

   3.      INTEREST, FEES, YIELD PROTECTIONS, ETC.............................31

   3.1     Interest Rate and Payment Dates....................................31
   3.2     Fees...............................................................32
   3.3     Conversions........................................................33
   3.4     Concerning Interest Periods........................................34
   3.5     Indemnification for Loss...........................................34
   3.6     Capital Adequacy...................................................35
   3.7     Reimbursement for Increased Costs..................................35
   3.8     Illegality of Funding..............................................36
   3.9     Substituted Interest Rate..........................................36
   3.10    Taxes..............................................................37
   3.11    Option to Fund.....................................................38
   3.12    Mitigation Obligations; Replacement of Lenders.....................38

   4.      REPRESENTATIONS AND WARRANTIES.....................................39

   4.1     Subsidiaries; Capitalization.......................................39
   4.2     Existence and Power................................................39
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                                                                Credit Agreement
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   4.3     Authority and Execution............................................39
   4.4     Binding Agreement..................................................40
   4.5     Litigation.........................................................40
   4.6     Required Consents..................................................40
   4.7     Absence of Defaults; No Conflicting Agreements.....................40
   4.8     Compliance with Applicable Laws....................................41
   4.9     Taxes..............................................................41
   4.10    Governmental Regulations...........................................41
   4.11    Federal Reserve Regulations; Use of Loan Proceeds..................41
   4.12    Plans..............................................................41
   4.13    No Material Adverse Change.........................................42
   4.14    Property...........................................................42
   4.15    Authorizations.....................................................42
   4.16    Environmental Matters..............................................42
   4.17    Absence of Certain Restrictions....................................43
   4.18    No Misrepresentation...............................................43
   4.19    Year 2000 Issue....................................................43
   4.20    Security Agreement.................................................44
   4.21    Solvency...........................................................44

   5.      CONDITIONS TO FIRST LOANS OR THE ISSUANCE

           OF FIRST LETTERS OF CREDIT.........................................44

   5.1     Evidence of Action.................................................45
   5.2     This Agreement.....................................................45
   5.3     Notes..............................................................45
   5.4     Security Agreement.................................................45
   5.5     Absence of Litigation; Approvals and Consents......................45
   5.6     Financial Officer's Certificate....................................46
   5.7     Opinions of Counsel................................................46
   5.8     Material Agreements................................................46
   5.9     Insurance..........................................................46
   5.10    Other Matters......................................................46
   5.11    Fees...............................................................47
   5.12    Fees and Expenses of Special Counsel...............................47

   6.      CONDITIONS OF LENDING - ALL LOANS AND
           LETTERS OF CREDIT..................................................47

   6.1     Compliance.........................................................47
   6.2     Borrowing Request; Letter of Credit Request........................47
   6.3     Loan Closings......................................................48
   6.4     Other Documents....................................................48

                                       ii
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                                                                Credit Agreement
                                                                ----------------

   7.      AFFIRMATIVE COVENANTS..............................................48

   7.1     Financial Statements and Information...............................48
   7.2     Certificates; Other Information....................................49
   7.3     Legal Existence....................................................51
   7.4     Taxes..............................................................51
   7.5     Insurance..........................................................51
   7.6     Performance of Obligations.........................................52
   7.7     Condition of Property..............................................52
   7.8     Observance of Legal Requirements...................................52
   7.9     Inspection of Property; Books and Records; Discussions.............52
   7.10    Authorizations.....................................................53
   7.11    Financial Covenants................................................53
   7.12    Interest Rate Protection Arrangements..............................54
   7.13    Year 2000 Issue....................................................54
   7.14    Subsidiaries.......................................................54

   8.      NEGATIVE COVENANTS.................................................55

   8.1     Indebtedness.......................................................55
   8.2     Liens..............................................................55
   8.3     Merger, Consolidations and Acquisitions............................56
   8.4     Dispositions and Exchanges.........................................57
   8.5     Investments, Loans, Etc............................................58
   8.6     Restricted Payments................................................58
   8.7     Capital Expenditures...............................................59
   8.8     Line of Business...................................................59
   8.9     ERISA..............................................................60
   8.10    Prepayments of Indebtedness........................................60
   8.11    Changes to Documents and Other Agreements..........................60
   8.12    Transactions with Affiliates.......................................60
   8.13    Limitation on Certain Restrictions on Subsidiaries.................60
   8.14    Management Fees....................................................60

   9.      DEFAULT............................................................61

   9.1     Events of Default..................................................61
   9.2     Contract Remedies..................................................63

   10.     THE ADMINISTRATIVE AGENT...........................................63

   11.     OTHER PROVISIONS...................................................65

                                      iii
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                                                                Credit Agreement
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   11.1    Amendments and Waivers.............................................65
   11.2    Notices............................................................66
   11.3    No Waiver; Cumulative Remedies.....................................67
   11.4    Survival of Representations and Warranties and Certain
           Obligations........................................................68
   11.5    Payment of Expenses and Indemnity..................................68
   11.6    Lending Offices....................................................69
   11.7    Assignments and Participations.....................................69
   11.8    Limitation of Liability............................................71
   11.9    Counterparts.......................................................72
   11.10   Set-off and Adjustments............................................72
   11.11   Construction.......................................................73
   11.12   Governing Law......................................................73
   11.13   Headings Descriptive...............................................73
   11.14   Severability.......................................................73
   11.15   Integration........................................................73
   11.16   Consent to Jurisdiction............................................74
   11.17   Service of Process.................................................74
   11.18   No Limitation on Service or Suit...................................74
   11.19   WAIVER OF TRIAL BY JURY............................................74
   11.20   Treatment of Certain Information...................................75
   11.21   Effective Date.....................................................75

   EXHIBITS

   Exhibit A     List of Commitments and Term Loan Amounts
   Exhibit B     Form of Note
   Exhibit C-1   Form of Borrowing Request
   Exhibit C-2   Form of Letter of Credit Request
   Exhibit D     Form of Notice of Conversion
   Exhibit E     Form of Compliance Certificate
   Exhibit F-1   Form of Opinion of Cooperman Levitt Winikoff Lester & Newman,
                 P.C.
   Exhibit F-2   Form of Opinion of Sherman & Howard
   Exhibit G     [RESERVED]
   Exhibit H     Form of Assignment and Acceptance Agreement
   Exhibit I     Form of Security Agreement
   Exhibit J     Form of Guarantee Agreement
   Exhibit K-1   Form of Revolver Supplement
   Exhibit K-2   Form of Term Loan Supplement

   SCHEDULES

                                       iv
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                                                                Credit Agreement
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   Schedule 1.1  List of Domestic and Eurodollar Lending Offices
   Schedule 2.3  Schedule of Commitment Reductions and Amortization
   Schedule 4.1  List of Subsidiaries and Capitalization
   Schedule 4.6  List of Consent Exceptions
   Schedule 8.1  List of Indebtedness
   Schedule 8.2  List of Liens
   Schedule 8.4  List of Permitted Exchanges
   Schedule 8.5  List of Investments

                                       v
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                                                                Credit Agreement
                                                                ----------------

         CREDIT AGREEMENT, dated as of October 30, 1998, by and among INSIGHT COMMUNICATIONS OF INDIANA, LLC, a Delaware limited liability company (the "Borrower"), the lenders party hereto (together with their respective assigns, the "Lenders", each a "Lender"), CANADIAN IMPERIAL BANK OF COMMERCE, as Syndication Agent and as Co-Lead Arranger, FLEET BANK, N.A., as Documentation Agent, Bank of Montreal, The Bank of Nova Scotia, NationsBank, N.A., PNC Bank, National Association, Dresdner Bank AG, New York and/or Cayman Islands Branch, Bank of Tokyo-Mitsubishi Trust Company, Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Co-Agents and THE BANK OF NEW YORK, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), as Issuing Bank (as such term is defined below) and as Co-Lead Arranger (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

1.   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.1      Definitions

                  As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

                  "ABR Advances": the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "Accountants": Ernst & Young, LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the

Administrative Agent.

                  "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

                  "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any Operating Entity, or (iii) any Property of (a) any other Person or (b) any Operating Entity, in either case other than in the ordinary course of business, provided that no acquisition of all or substantially all of the assets of such other Person or Operating Entity shall be deemed to be in the ordinary course of business, provided further that any replacement or repair of Property with the proceeds of property insurance shall be deemed to be the acquisition of Property other than in the ordinary course of business.

                  "Acquisition Cost": with respect to any Acquisition by any Person, the sum of (i) all cash consideration paid or agreed to be paid by such Person to make such Acquisition (inclusive of payments by such Person of professional fees and expenses and other out-of-pocket expenses in connection therewith), plus (ii) the fair market value of all non-cash consideration paid by such Person in connection therewith, plus (iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred by such Person in connection therewith. The principal or stated amount of any liability assumed or incurred by a Person in connection with an Acquisition which is a contingent liability shall be an
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                                                                Credit Agreement
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amount equal to the stated amount of such liability or, if the same is not stated, the maximum reasonably anticipated amount payable by such Person in respect thereof as determined by such Person in good faith.

                  "Adjusted Annualized Operating Cash Flow": as of any date, Annualized Operating Cash Flow for the most recent fiscal quarter in respect of which the financial statements required by paragraphs (a) or (b) of Section 7.1 have been delivered, adjusted on a consistent basis to give effect to all Acquisitions, Dispositions and Exchanges made by the Borrower and the Subsidiaries during such fiscal quarter as if each had occurred on the first day of such fiscal quarter.

                  "Advance": an ABR Advance or a Eurodollar Advance, as the case may be.

                  "Affected Advance": as defined in Section 3.9.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. With respect to the Borrower, "Affiliate" shall include, without limitation, each of the TCI Affiliates. With respect to any Lender that is a fund that invests in commercial loans, "Affiliate" shall include (i) any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (ii) any bank or Affiliate thereof that manages or controls such Lender.

                  "Aggregate Revolving Commitment Amount": at any time, the sum at such time of the Revolving Commitment Amounts of all Lenders.

                  "Aggregate Revolving Commitments": the Revolving Commitments of all Lenders.

                  "Aggregate Revolving Exposure": at any time, the sum at such time of (i) the outstanding principal balance of the Revolving Loans of all Lenders, plus (ii) an amount equal to the Letter of Credit Exposure of all Lenders.

                  "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

                  "Annualized Operating Cash Flow": as of any date, Operating Cash Flow for the most recent fiscal quarter in respect of which the financial statements required by subsections (a) or (b) of Section 7.1 have been delivered, multiplied by four.

                  "Applicable Percentage": with respect to ABR Advances, Eurodollar Advances, the Revolving Commitment Fee and the Letter of Credit Commissions, in each case at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column, subject to the provisos set forth below:

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                                                                Credit Agreement
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

                                                                            Eurodollar Advances
                                      ABR          Revolving Commitment     and Letter of Credit
           Pricing Level           Advances                 Fee                  Commissions
           -------------           --------                 ---                  -----------

           Pricing Level I           0.750%               0.375%                   2.000%
           Pricing Level II          0.500%               0.375%                   1.750%
           Pricing Level III         0.125%               0.375%                   1.375%
           Pricing Level IV          0.000%               0.250%                   1.125%
           Pricing Level V           0.000%               0.250%                   1.000%
           Pricing Level VI          0.000%               0.250%                   0.875%
           Pricing Level VII         0.000%               0.250%                   0.750%

         Changes in the Applicable Percentage resulting from a change in a Pricing Level, in each case, shall be based upon the Compliance Certificate most recently delivered pursuant to Section 7.1(c) and shall become effective, in the event that such delivery shall occur on the first day of a calendar month, on such day, and, in all other cases, on the first day of the calendar month immediately following such delivery. Notwithstanding anything to the contrary contained in this definition, (a) if at any time and from time to time the Borrower shall be in default of its obligations under Section 7.1(c), Pricing Level I shall apply until such default is cured, and (b) subject to clause (a) immediately above, during the period commencing on the Effective Date and ending on the date of delivery, pursuant to Section 7.1(c), of the Compliance Certificate in respect of the fiscal quarter ending September 30, 1999, Pricing Level I shall apply.

                  "Asset Contribution Agreement": the Asset Contribution Agreement, dated May 14, 1998, among the TCI Affiliates, Insight and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which such assignor assigns to such assignee all or any portion of such assignor's Loans and Revolving Commitment, substantially in the form of Exhibit H.

                  "Assumption": the assumption by the Borrower of not in excess of $452,000,000 of Indebtedness.

                  "BNY": The Bank of New York.

                  "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

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                                                                Credit Agreement
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                  "Borrowing  Date": any Business Day specified in (i) a
Borrowing Request as a date on which the Borrower requests the Lenders to make Loans or (ii) a Letter of Credit Request as a date on which the Borrower requests the Issuing Bank to issue a Letter of Credit.

                  "Borrowing Request": a request for Loans in the form of Exhibit C-1.

                  "Business Day": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause (i) above and which is also a day on which eurodollar funding between banks may be carried on in London, England.

                  "Capital Expenditures": with respect to any Person for any period, the aggregate of all expenditures incurred by such Person during such period which, in accordance with GAAP, are required to be included in "Additions to Property, Plant or Equipment" or similar items reflected on the balance sheet of such Person, provided, however, for purposes of measuring compliance with
Section 8.7 only, financing costs incurred in connection with the acquisition of properties shall be excluded from "Capital Expenditures" to the extent included therein.

                  "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which are required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capital Stock": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

                  "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in full support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (a) any Lender or (b) any bank whose (or whose parent company's) unsecured non-credit supported short-term commercial paper rating from (i) Standard & Poor's is at least A-1 or the equivalent thereof or (ii) Moody's is at least P-1 or the equivalent thereof, in any such case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any such bank or by the parent company of any such bank and commercial paper issued by, or guaranteed by, any industrial or financial company with an unsecured non-credit supported short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's or at least P-1 or the equivalent by Moody's, or guaranteed by any industrial or financial company with a long term unsecured non-credit supported senior debt rating of at least A or A-2, or the equivalent, by Standard & Poor's or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and (v)

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                                                                Credit Agreement
                                                                ----------------

investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

                  "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                  "Collateral": the Property in which a security interest is granted under the Collateral Documents.

                  "Collateral Documents": collectively, the Security Agreement, when executed and delivered, the Guarantee Agreement, and all documents executed or delivered in connection with the foregoing.

                  "Compensatory Interest Payment": as defined in Section 3.1(c).

                  "Compliance Certificate": a certificate substantially in the form of Exhibit E.

                  "Consolidated": the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

                  "Contingent Obligation": as to any Person (a "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (a "primary obligation") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such secondary obligor, whether contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (d) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (e) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include (x) the indorsement of instruments for deposit or collection in the ordinary course of business, and (y) with respect to the Borrower, any Restricted Payment made or to be made by the Borrower pursuant to its Organizational Documents as in effect on the date hereof. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Contribution": the contribution to the Borrower of substantially all of the assets that each of Insight and the TCI Affiliates agreed to contribute to the Borrower pursuant to the Asset Contribution Agreement as in effect on the Effective Date.

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                                                                Credit Agreement
                                                                ----------------

                  "Control Person": as defined in Section 3.6.

                  "Conversion Date": the date on which: (i) a Eurodollar Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance, or (iii) a Eurodollar Advance is converted to a new Eurodollar Advance.

                  "Credit Party": the Administrative Agent, the Issuing Bank or any Lender.

                  "Debt Service": for any period, the sum of (i) Interest Expense for such period, plus (ii) with respect to all Indebtedness under revolving credit facilities (including, without limitation, the facility evidenced hereby) of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of all such Indebtedness at the beginning of such period, minus (b) the aggregate amount of all commitments under such revolving credit facilities at the end of such period, plus (iii) with respect to all other Indebtedness of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, all repayments of such Indebtedness which were required to be made during such period.

                  "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

                  "Disposition": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (i) the Capital Stock of, or other equity interests of, any other Person, (ii) any Operating Entity, or (iii) any other Property of such Person other than in the ordinary course of business, provided, however, that no such sale, assignment, transfer or other disposition of Property (other than inventory, except to the extent subject to a bulk sale) shall be deemed to be in the ordinary course of business (a) if the fair market value thereof is in excess of $500,000, or (b) to the extent that the fair market value thereof, when aggregated with all other sales, assignments, transfers and other dispositions made by such Person within the same fiscal year, exceeds $1,000,000, and then only to the extent of such excess, if any, or (c) it is the sale, assignment, transfer or disposition of
(A) all or substantially all of the Property of such Person or (B) any Operating Entity.

                  "Dollars" and "$": lawful currency of the United States.

                  "Domestic Lending Office": in respect of (i) any Lender listed on the signature pages hereof, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender, through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Administrative Agent and the Borrower, and (ii) in the case of any other Lender, initially, the office or offices of such Lender designated as such on Schedule 2 of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office of such Lender, through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Administrative Agent and the Borrower.

                  "Effective Date": as defined in Section 11.21.

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                                                                Credit Agreement
                                                                ----------------

                  "Employee Benefit Plan": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

                  "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA ss.9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA ss.6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA ss.2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA ss.1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA ss.7401 et seq.; (vi) the Hazardous Materials Transportation Authorization Act of 1994, as amended, 49 USCA ss.5101 et seq. and (viii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

                  "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Borrower or any of its Subsidiaries is a member.

                  "Eurodollar Advances": the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

                  "Eurodollar Lending Office": in respect of (i) any Lender listed on the signature pages hereof, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender, through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Administrative Agent and the Borrower and (ii) in the case of any other Lender, initially, the office or offices of such Lender designated as such on Schedule 2 of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office of such Lender, through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Administrative Agent and the Borrower.

                  "Eurodollar Rate": with respect to the Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                  (a) the rate, as reported by BNY to the Administrative Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 a.m. two Business Days prior to the first day of such Interest Period, by

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                                                                Credit Agreement
                                                                ----------------

                  (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major money center banks chartered under the laws of the United States or any state thereof are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by non-domestic offices of any Lender to United States residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

                  "Event of Default": as defined in Section 9.1.

                  "Excess Cash Flow": for each fiscal year, Operating Cash Flow in respect of such fiscal year minus, without duplication, the sum of each of the following with respect to the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP: (i) Capital Expenditures made during such fiscal year (net of the aggregate principal amount of all Indebtedness assumed by the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, during such fiscal year in connection with the financing of such Capital Expenditures), to the extent such Capital Expenditures were permitted by Section 8.7, (ii) interest expense to the extent paid during such fiscal year, (iii) with respect to all Indebtedness under revolving credit facilities, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of all such Indebtedness at the beginning of such fiscal year, minus (b) the aggregate amount of all commitments under such revolving credit facilities at the end of such fiscal year, (iv) with respect to all other Indebtedness, all repayments of such Indebtedness which were made during such fiscal year, (v) income taxes to the extent paid during such fiscal year, and (vi) Capital Lease Obligations to the extent paid during such fiscal year.

                  "Excess Cash Flow Prepayment Date": as defined in Section 2.5(b).

                  "Exchange": with respect to any Person, a simultaneous or substantially simultaneous Acquisition and Disposition by such Person.

                  "Excluded Taxes": with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder (a) Taxes imposed on (or measured by) its net income, net profits or net gains by the United States or any State or political subdivision thereof (including the District of Columbia), or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Credit Party, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States or any State or political subdivision thereof (including the District of Columbia) or any similar Tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.12(b)), any withholding Tax that is imposed on amounts payable to such Foreign Lender, which Tax is (i) applicable

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                                                                Credit Agreement
                                                                ----------------

at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is (ii) attributable to such Foreign Lender's failure to comply with Section 3.10(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.10(a).

                  "Facility Percentage": as to any Lender, a fraction (expressed as a percentage) the numerator of which is the sum of such Lender's Revolving Commitment Amount and the outstanding principal balance of such Lender's Term Loan and the denominator of which is the sum of the Aggregate Revolving Commitment Amount and the outstanding principal balance of all Lenders' Term Loans.

                  "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

                  "Fees": as defined in Section 2.11.

                  "Financial Officer": as to any Person, the chief financial officer of such Person or such other officer as shall be satisfactory to the Administrative Agent.

                  "Fixed Charge Coverage Ratio": as of any fiscal quarter end, the ratio of (i) Operating Cash Flow to (ii) Fixed Charges, in each case for the period comprised of the four consecutive fiscal quarters then ended as reflected in the financial statements in respect thereof delivered pursuant to Section 7.1(a) or 7.1(b), as the case may be.

                  "Fixed Charges": for any period, the sum of, without duplication, (i) Debt Service for such period, (ii) Capital Expenditures made during such period by the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and (iii) Restricted Payments made pursuant to Section 8.6(b) during such period by the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP.

                  "Foreign Lender": any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Funded Current Liability Percentage": as defined in Section 401(a)(29) of the Code.

                  "GAAP": at any time, generally accepted accounting principles as in effect at such time in the United States.

                                                                Credit Agreement
                                                                ----------------

                  "Governmental Authority": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

                  "Guarantee Agreement": the Guarantee Agreement, substantially in the form of Exhibit J, among the Borrower, the Guarantors and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantors": as defined in the Guarantee Agreement.

                  "Hazardous Substance": any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements thereof and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

                  "Highest Lawful Rate": as to any Lender or the Issuing Bank, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on its Loans or by the Issuing Bank on the Reimbursement Agreements, as the case may be, or which may be owing to such Lender or the Issuing Bank pursuant to the Loan Documents under the laws applicable to such Lender or the Issuing Bank and this transaction.

                  "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or with respect to deposits or advances of any kind, (ii) indebtedness in respect of the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations upon which interest charges are customarily paid and obligations with respect to any conditional sale or title retention agreement, (v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (vii) Capital Lease Obligations, and (viii) Contingent Obligations of such Person in respect of Indebtedness (of the types referred to in clauses (i) through (vii) hereof) of another. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this definition, the term "Indebtedness" shall not include any obligation in respect of any operating lease.

                  "Indemnified Taxes": Taxes (including Other Taxes) other than Excluded Taxes.

                                                                Credit Agreement
                                                                ----------------

                  "Indiana Documents": collectively, (a) the Operating Agreement, (b) the Asset Contribution Agreement, and (c) the Asset Exchange Agreement, dated as of May 14, 1998, among certain of the TCI Affiliates and Insight, as amended, supplemented or otherwise modified from time to time.

                  "Initial Transactions": as defined in Section 4.21.

                  "Insight": Insight Communications Company, L.P.

                  "Intercompany Indebtedness": loans which are (i) made by the Borrower to direct or indirect Subsidiaries or (ii) made by direct or indirect Subsidiaries to the Borrower or to other direct or indirect Subsidiaries of the Borrower.

                  "Interest Coverage Ratio": as of any fiscal quarter end, the ratio of (i) Operating Cash Flow to (ii) Interest Expense, in each case for the period comprised of the four consecutive fiscal quarters then ended as reflected in the financial statements in respect thereof delivered pursuant to Section 7.1(a) or 7.1(b), as the case may be.

                  "Interest Expense": for any period, the sum of all interest expense during such period of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP.

                  "Interest Payment Date": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance as to which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, (iii) as to any Eurodollar Advance as to which the Borrower has selected an Interest Period greater than three months, the last day of each three month interval occurring during such Interest Period and the last day of such Interest Period; and (iv) as to all Eurodollar Advances comprising all or a portion of the Loans, the Maturity Date.

                  "Interest Period": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion, provided, however, that (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, and (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. Interest Periods shall be subject to the provisions of Section 3.4.

                  "Interest Rate Protection Arrangement": any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks to their customers in order to reduce the exposure of such customers to interest rate fluctuations, as the same may be amended, supplemented or otherwise modified from time to time.

                                                                Credit Agreement
                                                                ----------------

                  "Investments": as defined in Section 8.5.

                  "Issuing Bank": BNY.

                  "Letter of Credit": as defined in Section 2.8.

                  "Letter of Credit Commissions": as defined in Section 3.2(b).

                  "Letter of Credit Commitment": the commitment of the Issuing Bank to issue Letters of Credit under and in accordance with the terms of this Agreement.

                  "Letter of Credit Commitment Amount": $25,000,000.

                  "Letter of Credit Exposure": at any time, (i) in respect of all the Lenders, the sum at such time, without duplication, of (a) the aggregate undrawn face amount of the outstanding Letters of Credit, (b) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (c) the aggregate unpaid Reimbursement Obligations (after giving effect to any Revolving Loans made at such time to pay any such Reimbursement Obligations), and (ii) in respect of any Lender, an amount equal to (x) the amount determined under clause
(i) of this definition multiplied by (y) such Lender's Revolving Commitment Percentage.

                  "Letter of Credit Request": a request in the form of Exhibit C-2.

                  "Leverage Ratio": at any date of determination, the ratio of
(i) Total Consolidated Debt on such date to (ii) Adjusted Annualized Operating Cash Flow on such date.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

                  "Loan Documents": collectively, this Agreement, the Notes, if any, the Reimbursement Agreements, and the Collateral Documents.

                  "Loans": the Revolving Loans and Term Loans.

                  "Managing Person": with respect to any Person that is a (i) corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership, its managing partner or executive committee or (v) such other managing body or Person analogous to the foregoing.

                  "Management Agreement": the Management Agreement, dated as of October 30, 1998, between the Borrower and Insight, as the same may be amended, supplemented or otherwise modified from time to time.

                                                                Credit Agreement
                                                                ----------------

                  "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, supplemented or otherwise modified from time to time.

                  "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, prospects or Property of (a) the Borrower or (b) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

                  "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business, prospects or Property of (a) the Borrower or (b) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

                  "Maturity Date": December 31, 2006, or such earlier date on which the Loans shall become due and payable, whether by acceleration or otherwise.

                  "Moody's": Moody's Investors Service, Inc., or any successor thereto.

                  "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": with respect to any Disposition or Exchange by the Borrower or any of its Subsidiaries, and with respect to any receipt by the Borrower or any Subsidiary of property insurance proceeds or condemnation awards or similar payments, the aggregate proceeds or consideration received by the Borrower or such Subsidiary (or any qualified intermediary acting on their behalf) in cash in connection therewith, minus the sum of (i) sales and other commissions and legal and other out-of-pocket expenses paid by the Borrower or such Subsidiary in connection therewith, (ii) any taxes paid or payable by the Borrower or such Subsidiary in connection therewith (determined on a Consolidated basis after giving effect to net operating loss and other deductions and applicable tax credits), and (iii) the amount of Indebtedness (other than the Loans and in respect of Letters of Credit) secured by the Property subject to such Disposition or Exchange, or the casualty loss or taking that gave rise to the receipt of such proceeds, awards or other payments, as the case may be, that is required to be repaid thereupon.

                  "Note": any promissory note executed and delivered pursuant to
Section 2.12(d).

                  "Notice of Conversion": a notice substantially in the form of Exhibit D.

                  "Obligations": (a) the due and punctual payment of (i) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary

                                                                Credit Agreement
                                                                ----------------

obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Obligors to the Credit Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Credit Parties under or pursuant to the Credit Agreement and the other Loan Documents and (c) unless otherwise agreed upon in writing by the applicable Lender party thereto, all obligations of the Borrower, monetary or otherwise, under each interest rate protection agreement entered into with a counterparty and that was a Lender (or an Affiliate thereof) at the time such interest rate protection agreement was entered into.

                  "Obligor": the Borrower, any Guarantor, or any Grantor (as such term is defined in the Security Agreement).

                  "Operating Agreement": the Operating Agreement, dated as of May 14, 1998, of the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Operating Cash Flow": for any period, net income of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP (1) excluding all non-recurring items and extraordinary gains or losses, in each case to the extent included in determining such net income, and (2) plus the sum of, without duplication, each of the following with respect to the Borrower and its Subsidiaries on a Consolidated basis to the extent utilized in determining such net income: (a) all interest expense, (b) depreciation, amortization and other non-cash charges to income, and (c) all Restricted Payments made by the Borrower in cash under
Section 8.6(b) during such period. For purposes of this definition, management fees (i) shall be deemed to constitute expenses only when paid in cash, and (ii) shall be deemed to constitute revenue only when received in cash.

                  "Operating Entity": any Person or any business or operating unit of a Person which is, or could be, operated separate and apart from (i) the other businesses and operations of such Person, or (ii) any other line of business or business segment.

                  "Organizational Documents": as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement, operating agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or
(iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

                  "Other Taxes": any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

                  "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

                                                                Credit Agreement
                                                                ----------------

                  "Perfection Certificate": a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Administrative Agent.

                  "Permitted Lien": a Lien permitted to exist under Section 8.2.

                  "Person": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

                  "Prepayment Amount": as defined in Section 2.5(c).

                  "Prepayment Event": as defined in Section 2.5(c).

                  "Pricing Level": Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V, Pricing Level VI or Pricing Level VII, as applicable.

                  "Pricing Level I": any time when the Leverage Ratio is greater than or equal to 6.00:1.00.

                  "Pricing Level II": any time when the Leverage Ratio is greater than or equal to 5.50:1.00 but less than 6.00:1.00.

                  "Pricing Level III": any time when the Leverage Ratio is greater than or equal to 5.00:1.00 but less than 5.50:1.00.

                  "Pricing Level IV": any time when the Leverage Ratio is greater than or equal to 4.50:1.00 but less than 5.00:1.00.

                  "Pricing Level V": any time when the Leverage Ratio is greater than or equal to 4.00:1.00 but less than 4.50:1.00.

                  "Pricing Level VI": any time when the Leverage Ratio is greater than or equal to 3.50:1.00 but less than 4.00:1.00.

                  "Pricing Level VII": any time when the Leverage Ratio is less than 3.50:1.00.

                  "Pro Forma Debt Service": as of any fiscal quarter end, the sum of (i) Pro Forma Interest Expense as of such fiscal quarter end, plus (ii) with respect to all Indebtedness under revolving credit facilities (including, without limitation, the facility evidenced hereby) of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of all such Indebtedness at such fiscal quarter end, minus (b) the aggregate amount of all commitments under such revolving credit facilities which, at such fiscal quarter end, are scheduled to remain in effect at the end of the four fiscal quarter period immediately succeeding such fiscal quarter end, plus (iii) with respect to all other Indebtedness of the Borrower and the Subsidiaries, determined on a Consolidated basis in accordance with GAAP, all repayments of such Indebtedness which, as of such fiscal quarter end, are scheduled to be made during the immediately succeeding four fiscal quarter period.

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                                                                Credit Agreement
                                                                ----------------

                  "Pro Forma Debt Service Ratio": as of any fiscal quarter end, the ratio of (i) Adjusted Annualized Operating Cash Flow to (ii) Pro Forma Debt Service, in each case at such fiscal quarter end.

                  "Pro Forma Interest Expense": as of any fiscal quarter end, the sum of all scheduled interest payments due on the Indebtedness of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, for the four fiscal quarter period immediately succeeding such fiscal quarter end. For purposes of calculating "Pro Forma Interest Expense", (i) to the extent that the interest rate applicable to any such Indebtedness is a variable rate, then the rate in effect, adjusted for any Interest Rate Protection Arrangements, at such fiscal quarter end shall be deemed to be the rate thereof in effect for such four fiscal quarter period, (ii) the principal amount of such Indebtedness outstanding under any revolving or line of credit facility at such fiscal quarter end shall be deemed to be the outstanding amount thereof throughout such four fiscal quarter period, adjusted to give effect to all scheduled reductions of the commitments or availability thereunder during such four fiscal quarter period, and (iii) any other such Indebtedness outstanding at such fiscal quarter end shall be deemed to be the outstanding amount thereof throughout such four fiscal quarter period, adjusted to give effect to all scheduled repayments thereof during such four fiscal quarter period, to the extent that the amount of such repayment is known at such fiscal quarter end.

                  "Prohibited Transaction": a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.

                  "Property": all types of real, personal, tangible, intangible or mixed property.

                  "Real Property": all real property owned or leased by the Borrower or any of its Subsidiaries.

                  "Regulatory Change": (i) the introduction or phasing in of any law, rule or regulation after the Relevant Date, (ii) the issuance or promulgation after the Relevant Date of any directive, guideline or request from any central bank or United States (including, without limitation, any state thereof) or foreign Governmental Authority (whether or not having the force of law), or (iii) any change after the Relevant Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any central bank or United States (including, without limitation, any state thereof) or foreign Governmental Authority charged with the administration thereof. For purposes of this definition, the term "Relevant Date" shall mean (a) in the case of each Lender listed on the signature pages hereof, the Effective Date, or (b) in the case of each other Lender, the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender.

                  "Reimbursement Agreement": as defined in Section 2.8(b).

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank for amounts drawn under a Letter of Credit.

                  "Related Parties": with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, advisors and trustees of such Person and such Person's Affiliates.

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                                                                Credit Agreement
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                  "Reportable Event": with respect to any Pension Plan, (i) any event set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or
(iii) any failure to make any payment required by Section 412(m) of the Code.

                  "Required Lenders": at any time, Lenders having Facility Percentages equal to or more than 51%.

                  "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock of such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Capital Stock to the holders of such shares) and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock of such Person or any Affiliate thereof now or hereafter outstanding.

                  "Revolver Supplement": an increase supplement in the form of Exhibit K-1.

                  "Revolving Commitment": in respect of any Lender, such Lender's undertaking during the Revolving Commitment Period to make Revolving Loans and to participate in the Letters of Credit, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Revolving Commitment Amount of such Lender.

                  "Revolving Commitment Amount": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Revolving Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed in Exhibit A, the "Revolving Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section
11.7 on or prior to such date, as each of the same may be reduced from time to time pursuant to Section 2.5, and as each may be affected by assignments pursuant to Section 11.7.

                  "Revolving Commitment Fee": as defined in Section 3.2(a).

                  "Revolving Commitment Percentage": as to any Lender at any time, the percentage, at such time, equal to such Lender's Revolving Commitment Amount, if any, divided by the Aggregate Revolving Commitment Amount (or, if no Revolving Commitments exist at such time, the percentage equal to such Lender's Revolving Commitment Amount, if any, on the last day upon which Revolving Commitments did exist divided by the Aggregate Revolving Commitment Amount on such day).

                  "Revolving Commitment Period": the period from the Effective Date until the Revolving Commitment Termination Date.

                  "Revolving Commitment Termination Date": the earlier of the Business Day immediately preceding the Maturity Date or such other date upon which the Revolving Commitments shall have been terminated in accordance with
Section 2.5 or Section 9.2.

                  "Revolving Exposure": with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Revolving Loans, plus (ii) an amount equal to such Lender's Letter of Credit Exposure.

                  "Revolving Lender": at any time, any Lender which has a Revolving Commitment at such time (or, if no Revolving Commitments exist at such time, any Lender that had a Revolving Commitment on the last day upon which Revolving Commitments did exist).

                  "Revolving Loan" and "Revolving Loans": as defined in
Section 2.1.

                  "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

                  "Security Agreement": the Security Agreement, substantially in the form of Exhibit I, by and among the Obligors and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Administrative Agent.

                  "Standard & Poor's": Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the Managing Person, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Taxes": any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TCI": Tele-Communications, Inc., or any successor to substantially all of the cable television properties and cable television interests of Tele-Communications, Inc. and its Subsidiaries.

                  "TCI Affiliates": the following Affiliates of TCI: UACC Midwest, Inc., TCI of Kokomo, Inc., TCI of Indiana, Inc., Heritage Cablevision Associates, a limited partnership, and TCI of Indiana Holdings, LLC.

                  "Term Loan": any loan made pursuant to Section 2.2.

                  "Term Loan Supplement": an increase supplement in the form of Exhibit K-2.

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                                                                Credit Agreement
                                                                ----------------

                  "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

                  "Total Consolidated Debt": at any date of determination, the aggregate Indebtedness on such date of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP.

                  "Type": with respect to any Loan, the character of such Loan as an ABR Advance or a Eurodollar Advance, each of which constitutes a type of loan.

                  "Unfunded Pension Liabilities": with respect to any Pension Plan, at any date of determination, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

                  "United States": the United States of America.

                  "Unqualified Amount": as defined in Section 3.1(c).

                  "Unrecognized Retiree Welfare Liability": with respect to any Employee Benefit Plan that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in an income statement of the Borrower and its Subsidiaries, provided that prior to the date such Statement is applicable to the Borrower, such amount shall be based on an estimate made in good faith of such transition obligation.

                  "Year 2000 Issue" means the failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

         1.2      Principles of Construction

                  (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

                  (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular

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                                                                Credit Agreement
                                                                ----------------

provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto, unless otherwise expressly provided therein.

                  (d) The phrase "may not" is prohibitive and not permissive.

                  (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                  (f) Unless specifically provided in a Loan Document to the contrary, any reference to a time shall refer to such time in New York.

                  (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.

2.   AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT

         2.1      Revolving Loans

                  Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make revolving credit loans (each a "Revolving Loan" and, as the context may require, collectively with all other Revolving Loans of such Lender and with the Revolving Loans of all other Lenders, the "Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period, provided that immediately after giving effect thereto, (i) such Lender's Revolving Exposure would not exceed such Lender's Revolving Commitment Amount, and (ii) the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment Amount. During the Revolving Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Revolving Commitments, all in accordance with the terms and conditions of this Agreement.

         2.2      Term Loans

                  (a) Initial Term Loans. Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make a term loan to the Borrower on the Effective Date in a principal amount not to exceed the amount set forth adjacent to its name under the heading "Term Loan Amount" in Exhibit A.

                  (b) Additional Term Loans. The Borrower may at any time and from time to time prior to December 31, 2000, at its sole cost and expense, request any one or more of the Lenders to make (such decision to be within the sole and absolute discretion of such Lender) additional term loans, or any other Person reasonably satisfactory to the Administrative Agent and the Issuing Bank to make additional term loans, by submitting a Term Loan Supplement duly executed by the Borrower and each such Lender or other Person, as the case may be. If such Term Loan Supplement is in all respects reasonably satisfactory to the Administrative Agent, the Administrative Agent shall execute such Term Loan Supplement and deliver a copy thereof to the Borrower and each such Lender or other Person, as the case may be. Each

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                                                                Credit Agreement
                                                                ----------------

such Lender and each such other Person shall make a term loan to the Borrower on the effective date of such Term Loan Supplement (which shall in no event be after December 31, 2000), and upon making its term loan, such other Person shall become a party hereto and shall for all purposes of the Loan Documents be deemed a "Lender"; provided, however, that:

        (A) immediately after giving effect thereto, the sum of the Aggregate Revolving Commitment Amount and the aggregate outstanding principal balance of the Term Loans shall not exceed $700,000,000;

        (B) each such extension of additional term loans shall be in an aggregate amount not less than $10,000,000 or such amount plus an integral multiple of $5,000,000;

        (C) additional term loans shall not be made on more than two occasions;

        (D) each such other Person shall have delivered to the Administrative Agent and the Borrower all forms, if any, that are required to be delivered by such other Person pursuant to Section 3.10; and

        (E) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate of a Financial Officer thereof demonstrating pro-forma compliance with the terms of this Agreement through the Maturity Date, and the Administrative Agent shall have received such certificates, legal opinions and other items as it shall reasonably request in connection with such additional term loans.

         2.3      Term Amortization

                  On the last Business Day of each month listed on Schedule 2.3, the Borrower shall repay the Term Loans by an amount equal to the product of (i) the percentage set forth under the heading "Term Loan Prepayment Percentage" set forth adjacent to such month on such Schedule, multiplied by (ii) the aggregate principal balance of the Term Loans outstanding on March 29, 2001.

         2.4      Procedure for Borrowing

                  (a) The Borrower may (i) borrow under the Aggregate Revolving Commitments on any Business Day during the Revolving Commitment Period, (ii) borrow Term Loans under Section 2.2(a) on the Effective Date, and (iii) borrow Term Loans under Section 2.2(b) on the effective date of the applicable Term Loan Supplement, provided that the Borrower shall notify the Administrative Agent by the delivery of a Borrowing Request, which shall be sent by telecopy and shall be irrevocable (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Borrowing Request manually signed by the Borrower), no later than 11:00 a.m., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, or one Business Day prior to the requested Borrowing Date, in the case of ABR Advances, specifying (A) the aggregate principal amount to be borrowed under the Aggregate Revolving Commitments and/or the aggregate principal amount of Term Loans to be borrowed, (B) the requested Borrowing Date, (C) whether such borrowing is to consist of Revolving Loans, Term Loans, or a combination thereof, (D) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof, and (E) if such borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period for each

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                                                                Credit Agreement
                                                                ----------------

such Eurodollar Advance. Each (i) Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $2,000,000 or such amount plus a whole multiple of $100,000 in excess thereof, and (ii) ABR Advance made on each Borrowing Date shall equal no less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof or, if less, the unused portion of the Aggregate Revolving Commitment Amount.

                  (b) Upon receipt of each Borrowing Request, the Administrative Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Revolving Commitment Percentage of the requested Revolving Loans and the amount of its Term Loan (in the case of the Term Loan borrowing) available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in Section 11.2 not later than 12:00 noon on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent at such office. The amounts so made available to the Administrative Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent at the office of the Administrative Agent specified in
Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent.

                  (c) Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by telecopy or other writing) that such Lender will not make available to the Administrative Agent either such Lender's Revolving Commitment Percentage of the Revolving Loans requested, or the amount of its Term Loan requested, by the Borrower, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the requested Loans from the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its applicable portion of such Loans available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.1 for ABR Advances, and, in the case of such Lender, at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Administrative Agent and the Federal Funds Rate plus 2% thereafter. Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of the Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

                  (d) If a Lender makes a new Loan on a Borrowing Date on which the Borrower is to repay a Loan from such Lender, such Lender shall apply the proceeds of such new Loan to make such repayment, and only the excess of the proceeds of such new Loan over the Loan being repaid need be made available to the Administrative Agent.

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                                                                Credit Agreement
                                                                ----------------

         2.5      Termination or Reduction of Revolving Commitments.

                  (a) Voluntary Revolving Commitment Reductions. The Borrower shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent, to (i) terminate the Aggregate Revolving Commitments, provided that after giving effect thereto (and any contemporaneous prepayment of the Revolving Loans), the Aggregate Revolving Exposure shall equal zero or (ii) from time to time permanently reduce the Aggregate Revolving Commitments, provided that (A) any such reduction shall be in the amount of $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof and (B) immediately after giving effect thereto (and any contemporaneous prepayment of the Revolving Loans), the Aggregate Revolving Exposure shall be less than or equal to the Aggregate Revolving Commitment Amount.

                  (b) Mandatory Revolving Commitment Reductions Relating to Excess Cash Flow. By no later than the last Business Day of March of each year commencing on the last Business Day of March 2000 (each an "Excess Cash Flow Prepayment Date"), the Aggregate Revolving Commitment Amount shall, in the event the Leverage Ratio is greater than or equal to 4.50:1.00 as of the last day of the immediately preceding fiscal year, be permanently reduced by an amount equal to the excess of (i) 50% of Excess Cash Flow for the fiscal year ended immediately prior to such Excess Cash Flow Prepayment Date, over (ii) the prepayment, if any, required to be made by the Borrower pursuant to Section 2.6(c).

                  (c) Mandatory Revolving Commitment Reductions Relating to Dispositions, Exchanges, Insurance and Condemnation. Upon the occurrence of the 270th day after (i) each Disposition under Section 8.4(c) pursuant to which the Net Cash Proceeds thereof shall exceed $250,000, (ii) each Exchange under such Section pursuant to which the Net Cash Proceeds thereof shall exceed 10% of the fair market value of the total consideration received by the Borrower and its Subsidiaries in connection with such Exchange, (iii) each receipt by the Borrower or any Subsidiary of the proceeds of any property insurance or condemnation award or similar payment pursuant to which the Net Cash Proceeds thereof shall exceed $250,000 (each of the events described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a "Prepayment Event"), the Aggregate Revolving Commitment Amount shall be automatically reduced by an amount equal to (1)(A) 100% of such Net Cash Proceeds minus (B) to the extent paid in cash or cash equivalents the Acquisition Cost of all Acquisitions and Exchanges made by the Borrower and its Subsidiaries during the period commencing on the date of such Disposition, Exchange or receipt of insurance or condemnation proceeds, as the case may be, to such 270th day ((A) minus (B) being herein referred to as the "Prepayment Amount"), minus (2) the prepayment, if any, required to be made by the Borrower pursuant to Section 2.6(b).

                  (d) Scheduled Mandatory Revolving Commitment Reductions. On the last Business Day of each month listed on Schedule 2.3, the Aggregate Revolving Commitment Amount shall be automatically reduced by an amount equal to the product of (i) the percentage set forth under the heading "Revolving Commitment Reduction Percentage" set forth adjacent to such month on such Schedule, multiplied by (ii) the Aggregate Revolving Commitment Amount as in effect on March 29, 2001.

                  (e) Revolving Commitment Reductions In General. Simultaneously with each reduction of the Aggregate Revolving Commitment Amount pursuant to Sections 2.5(a), 2.5(b) or 2.5(c), as the case may be, the remaining reductions required to be made pursuant to Section 2.5(d) shall be reduced, (i) in the case of a reduction pursuant to Section 2.5(b) in inverse order based on the amount of such

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                                                                Credit Agreement
                                                                ----------------

reduction, and (ii) in all other cases, pro rata based on the amount of such reduction. Each reduction of the Aggregate Revolving Commitment Amount shall be made by reducing each Lender's Revolving Commitment Amount by an amount equal to such Lender's Revolving Commitment Percentage of such reduction. Simultaneously with any termination of the Aggregate Revolving Commitments and each reduction of the Aggregate Revolving Commitment Amount, the Borrower shall pay the Revolving Commitment Fee accrued on the amount by which the Aggregate Revolving Commitment Amount shall have been reduced.

                  (f) Increases of Revolving Commitments. The Borrower may at any time and from time to time prior to December 31, 2000, at its sole cost and expense, request any one or more of the Lenders to increase (such decision to increase the Revolving Commitment of a Lender to be within the sole and absolute discretion of such Lender) its Revolving Commitment, or any other Person reasonably satisfactory to the Administrative Agent and the Issuing Bank to provide a new Revolving Commitment, by submitting a Revolver Supplement duly executed by the Borrower and each such Lender or other Person, as the case may be. If such Revolver Supplement is in all respects reasonably satisfactory to the Administrative Agent, the Administrative Agent shall execute such Revolver Supplement and deliver a copy thereof to the Borrower and each such Lender or other Person, as the case may be. Upon execution and delivery of such Revolver Supplement, (i) in the case of each such Lender, such Lender's Revolving Commitment shall be increased to the amount set forth in such Revolver Supplement, (ii) in the case of each such other Person, such other Person shall become a party hereto and shall for all purposes of the Loan Documents be deemed a "Lender" having a Revolving Commitment Amount as set forth in such Revolver Supplement, and (iii) in each case, the Revolving Commitment of such Lender or such other Person, as the case may be, shall be as set forth in the applicable Revolver Supplement; provided, however, that:

        (A) immediately after giving effect thereto, the sum of the Aggregate Revolving Commitment Amount and the aggregate outstanding principal balance of the Term Loans shall not exceed $700,000,000;

        (B) each such increase shall be in an amount not less than $10,000,000 or such amount plus an integral multiple of $5,000,000;

        (C) the Aggregate Revolving Commitments shall not be increased on more than two occasions;

        (D) if Revolving Loans would be outstanding immediately after giving effect to each such increase, then simultaneously with such increase (1) each such Lender, each such other Person and each other Lender shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit H, pursuant to which each such other Lender shall have assigned to each such Lender and each such other Person a portion of its Revolving Loans necessary to reflect proportionately the Aggregate Revolving Commitments as adjusted in accordance with this subsection (f), and (2) in connection with such assignment, each such Lender and each such other Person shall pay to the Administrative Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of Revolving Loans, and in connection with such master assignment each such other Lender may treat the assignment of Eurodollar Advances as a prepayment of such Eurodollar Advances for purposes of Section 3.5;

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                                                                Credit Agreement
                                                                ----------------

        (E) each such other Person shall have delivered to the Administrative Agent and the Borrower all forms, if any, that are required to be delivered by such other Person pursuant to Section 3.10; and

        (F) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate of a Financial Officer thereof demonstrating pro-forma compliance with the terms of this Agreement through the Maturity Date, the Administrative Agent shall have received such certificates, legal opinions and other items as it shall reasonably request in connection with such increase.

         2.6      Prepayments of the Loans

                  (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Loans without premium (but subject to Section 3.5), in full at any time or in part from time to time by notifying the Administrative Agent in writing at least one Business Day prior to the proposed prepayment date, in the case of Loans consisting of ABR Advances and at least three Business Days prior to the proposed prepayment date, in the case of Loans consisting of Eurodollar Advances, specifying the aggregate amount of the Loans to be prepaid, whether such Loans consist of ABR Advances, Eurodollar Advances, or a combination thereof and the date of prepayment, provided that any such prepayment pursuant to this Section 2.6(a) shall be applied on a pro rata basis first to the Revolving Loans and, if no Revolving Loans are outstanding, to the Term Loans. Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Each partial prepayment of Loans pursuant to this subsection shall be in an aggregate principal amount of $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, or, if less, the aggregate outstanding principal balance of the Revolving Loans and Term Loans. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal balance of such Eurodollar Advances shall exceed (subject to Section 3.3) $2,000,000 or such amount plus a whole multiple of $100,000 in excess thereof.

                  (b) Mandatory Prepayments Relating to Dispositions, Exchanges, Insurance and Condemnation. On or before the 270th day after each Prepayment Event, the Borrower shall prepay the Term Loans by an amount equal to the lesser of (i) the Prepayment Amount, and (ii) the outstanding principal balance of the Term Loans.

                  (c) Mandatory Prepayments Relating to Excess Cash Flow. In the event that as of any fiscal year end on or after December 31, 1999, the Leverage Ratio is greater than or equal to 4.50:1.00, then on or prior to the Excess Cash Flow Prepayment Date immediately succeeding such fiscal year end the Borrower shall prepay the Term Loans by an amount equal to the lesser of (i) 50% of Excess Cash Flow for such fiscal year, and (ii) the outstanding principal balance of the Term Loans.

                  (d) Mandatory Prepayments Relating to Termination of Revolving Commitments and Reductions of Revolving Commitment Amounts. Simultaneously with the termination of the Aggregate Revolving Commitments and each reduction of the Aggregate Revolving Commitment Amount, the Borrower shall prepay the Revolving Loans in full, in the case of the termination of the Aggregate Revolving Commitments, and prepay the Revolving Loans by the amount, if any, by which the Aggregate

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                                                                Credit Agreement
                                                                ----------------

Revolving Exposure exceeds the Aggregate Revolving Commitment Amount as so reduced, in the case of a reduction of the Aggregate Revolving Commitment Amount.

                  (e) Application of Prepayments. Each prepayment of the Term Loans pursuant to this Section 2.6 shall be applied against the remaining installments of principal required to be paid pursuant to Section 2.3: (i) in the inverse order of maturity, in the case of a prepayment pursuant to Section 2.6(c), and (ii) pro rata, in the case of a prepayment pursuant to Section 2.6(a) or 2.6(b).

         2.7      Use of Proceeds

                  The Borrower agrees that the proceeds of the Loans shall be used solely (i) to repay certain debt assumed by the Borrower from Insight and certain of the TCI Affiliates in an amount not to exceed $452,000,000 and (ii) to fund acquisitions, capital expenditures, working capital and other company purposes. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower further agrees that no part of the proceeds of any Loan, nor any Letter of Credit, will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended.

         2.8      Letter of Credit Sub-Facility

                  (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in Section 2.9, to issue, extend and renew standby letters of credit (drawable on a sight basis only) denominated in Dollars (the "Letters of Credit"; each, individually, a "Letter of Credit") during the Revolving Commitment Period for the account of the Borrower, provided that immediately after the issuance of each Letter of Credit (i) the Letter of Credit Exposure of all Lenders (whether or not the conditions for drawing under one or more Letters of Credit have or may be satisfied) would not exceed the Letter of Credit Commitment Amount and
(ii) the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment Amount. Any extension of any expiry date of, or renewal of, a Letter of Credit shall constitute an "issuance" of such Letter of Credit for all purposes of this Agreement. Each Letter of Credit shall be for the purpose of supporting the Borrower's obligations with respect to deposit requirements associated with proposed acquisitions and to support ordinary course business transactions, and shall have an expiration date which shall be not later than the earlier of (i) twelve months after the date of issuance thereof or (ii) the thirtieth day before the Maturity Date.

                  (b) The Borrower may cause the issuance of one or more Letters of Credit on any Business Day, provided that the Borrower shall give the Administrative Agent a Letter of Credit Request for the issuance of each Letter of Credit by 11:00 a.m., three Business Days prior to the requested date of issuance. Each Letter of Credit Request shall be accompanied by the Issuing Bank's standard application and agreement for standby letter of credit (each, a "Reimbursement Agreement") executed by the Borrower, and shall specify (i) the beneficiary of such Letter of Credit and the obligations of the Borrower in respect of which such Letter of Credit is to be issued, (ii) the Borrower's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, (iv) the requested dates of issuance and expiration, and (v) such other information reasonably satisfactory to the Issuing Bank as to enable the Issuing Bank to issue such Letter of Credit consistent with the reasonable

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                                                                Credit Agreement
                                                                ----------------

requirements of the beneficiary thereof. Upon receipt of such Letter of Credit Request and accompanying Reimbursement Agreement from the Borrower, the Administrative Agent shall promptly notify the Issuing Bank and each Revolving Lender thereof and shall forward such Reimbursement Agreement to the Issuing Bank. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require. The Issuing Bank shall, on the proposed date of issuance and subject to the terms and conditions of the Reimbursement Agreement and to the other terms and conditions of this Agreement, issue the requested Letter of Credit.

                  (c) The obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the date of issuance thereof: (1) each condition specified in Section 6 shall have been satisfied, (2) the Issuing Bank has received the related Reimbursement Agreement, duly executed and delivered by the Borrower, and such other documents and items relating to such Letter of Credit as the Issuing Bank reasonably may request, (3) the Issuing Bank has received a Letter of Credit Request with respect to such Letter of Credit in accordance with this Agreement, (4) the issuance of such Letter of Credit will not contravene any law, rule or regulation applicable to the Issuing Bank or any Lender, and (5) the Issuing Bank has received all fees and other amounts due to the Issuing Bank in connection with such Letter of Credit. The Issuing Bank shall, on the proposed date of issuance and subject to the terms and conditions of the Reimbursement Agreement and to the terms and conditions of this Agreement, issue the requested Letter of Credit in accordance with the Issuing Bank's usual and customary business practices and confirm to the Revolving Lenders and the Borrower that such Letter of Credit has been issued.

                  (d) Notwithstanding anything to the contrary contained herein or in any Reimbursement Agreement, to the extent that the terms of this Agreement shall be inconsistent with the terms of such Reimbursement Agreement, the terms of this Agreement shall govern.

                  (e) The Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the Issuing Bank's receipt of a drawing request under any Letter of Credit, stating the amount of such drawing request and the date on which such request will be honored, and promptly after receipt of such notice the Administrative Agent shall notify each Revolving Lender of such Revolving Lender's Revolving Commitment Percentage of such drawing and the date on which such request will be honored. Any failure or delay of either the Issuing Bank or the Administrative Agent to give any such notice shall not release or diminish the obligations of the Borrower or any Lender in respect thereof.

                  (f) The Borrower shall pay (either from the proceeds of Loans or otherwise) to the Issuing Bank on demand in Dollars in immediately available funds the amount of all Reimbursement Obligations owing to the Issuing Bank under any Letter of Credit, together with interest thereon at a rate of interest per annum equal to the rate of interest applicable to ABR Advances in effect from time to time for each day from, and including, the date of payment by the Issuing Bank of the applicable draw request under such Letter of Credit to, but excluding, the payment in full to the Issuing Bank of such Reimbursement Obligations, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuing Bank or any other Person.

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                                                                Credit Agreement
                                                                ----------------

         2.9      Letter of Credit Participation and Funding Commitments

                  (a) Each Lender hereby unconditionally, irrevocably and severally (and not jointly) for itself only and without representation or warranty, and without any notice to or the taking of any action by such Lender, takes an undivided participating interest in respect of each Letter of Credit in an amount equal to such Lender's Revolving Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuing Bank for its Revolving Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its Revolving Commitment Percentage multiplied by any amounts paid by the Borrower in connection with any Letter of Credit or Reimbursement Agreement that are subsequently rescinded or avoided, or must otherwise be restored or returned. All liabilities of the Lenders in respect of the Letters of Credit and Reimbursement Obligations shall be without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

                  (b) The Issuing Bank will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Revolving Lender (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by the Borrower as provided in Section 2.8, and forthwith upon receipt of such notice, such Revolving Lender (other than the Issuing Bank in its capacity as a Revolving Lender) shall make available to the Administrative Agent for the account of the Issuing Bank its Revolving Commitment Percentage of the amount of such unreimbursed draft at the office of the Administrative Agent specified in Section 11.2, in Dollars and in immediately available funds, before 4:00 p.m., on the day such notice was given by the Administrative Agent, if the relevant notice was given by the Administrative Agent at or prior to 12:00 noon, on such day, and before 12:00 noon, on the next Business Day, if the relevant notice was given by the Administrative Agent after 12:00 noon, on such day. The Administrative Agent shall distribute the payments made by each Revolving Lender pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received. All such payments by the Revolving Lenders shall constitute Revolving Loans constituting ABR Advances made by such Revolving Lenders to the Borrower pursuant to Section 2.1 (irrespective of the satisfaction of the conditions in Section 6, which are irrevocably waived) and the Reimbursement Obligations with respect to which such Revolving Loans were made shall thereupon be satisfied to the extent of such payments.

                  (c) Each Lender shall indemnify and hold harmless the Administrative Agent and the Issuing Bank from and against any and all losses, liabilities (including, without limitation, liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and an administration fee of not less than $100 payable to the Issuing Bank as the issuer of the relevant Letter of Credit) resulting from either of the following (except to the extent resulting from the gross negligence or willful misconduct of the Issuing Bank):
(i) any failure on the part of such Lender to provide, or from any delay in providing, the Administrative Agent with such Lender's Revolving Commitment Percentage of the amount of any payment made by the Issuing Bank under a Letter of Credit (except in respect of losses, liabilities or other obligations suffered by the Issuing Bank resulting from the gross negligence or willful misconduct of the Issuing Bank), and (ii) the collection of amounts due under, and the preservation and enforcement of any rights conferred by, any Letter of Credit or the performance of the Issuing Bank's obligations as issuer of the Letters of Credit under this Agreement, to the extent of such Lender's Revolving Commitment Percentage thereof.

                                     - 28 -
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                                                                Credit Agreement
                                                                ----------------

If a Revolving Lender does not pay to the Administrative Agent, for the account of the Issuing Bank, when due any amount due from such Lender pursuant to this
Section 2.9, such Lender shall be required to pay interest to the Administrative Agent for the account of the Issuing Bank on the unpaid portion of such payment for the period from and including the due date for such payment to but excluding the date such payment is paid in full at a rate per annum equal to (i) during the first three days during such period, the Federal Funds Rate, and (ii) thereafter during such period, 2.00% plus the Federal Funds Rate. The Administrative Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received.

                  (d) Whenever the Issuing Bank is reimbursed by the Borrower or, the Administrative Agent is reimbursed by the Borrower for the account of the Issuing Bank, for any payment under or in respect of a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Revolving Commitment Percentage of the amount of such payment under or in respect of such Letter of Credit, the Administrative Agent (or the Issuing Bank, to the extent that it has received the same) will promptly, but in no event later than one Business Day after the date such payment is received, pay over such payment to such Lender. If any payment by or on behalf of the Borrower and received by the Administrative Agent or the Issuing Bank with respect to any Letter of Credit is rescinded or must otherwise be returned by the Administrative Agent or the Issuing Bank for any reason and the Administrative Agent or the Issuing Bank has paid to any Revolving Lender any portion thereof, each such Revolving Lender shall forthwith pay over to the Administrative Agent for the account of the Issuing Bank an amount equal to such Revolving Lender's Revolving Commitment Percentage of the amount which must be so returned by the Administrative Agent or Issuing Bank, as the case may be.

         2.10     Absolute Obligation With Respect to Letter of Credit Payments

                  In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to any Lender or the Borrower other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. The obligation of the Borrower to reimburse the Issuing Bank pursuant to Sections 2.8 and 2.9, and the obligation of each Revolving Lender to make available to the Issuing Bank the amounts set forth in and pursuant to Sections 2.8 and 2.9, shall be absolute, unconditional and irrevocable under any and all circumstances, shall be made without reduction for any set-off, counterclaim or other deduction of any nature whatsoever, may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to any qualification or exception and shall be made in accordance with the terms and conditions of this Agreement, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided, that, the foregoing shall not relieve the Issuing Bank of any liability it may have to the Borrower or any Revolving Lender with respect to any Letter of Credit for any actual damages sustained by the Borrower or such Revolving Lender to the extent arising as a result of the Issuing Bank's gross negligence or willful misconduct, provided further that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank, the Issuing Bank shall have no liability to any Lender or the Borrower for any action taken or omitted to be taken by it under or in connection with any Letter of Credit, including any such action negligently taken or negligently omitted to be taken by it.

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                                                                Credit Agreement
                                                                ----------------

         2.11     Payments

                  Each borrowing of Revolving Loans by the Borrower from the Lenders, any conversion of Revolving Loans from one Type to another and any reduction in the Revolving Commitments shall be made pro rata according to the Revolving Commitment Percentage of such Lender. Each payment, including each prepayment, of principal and interest on the Loans, of the Revolving Commitment Fee, the Letter of Credit Commissions and of all of the other fees to be paid to the Administrative Agent, the Issuing Bank and the Lenders in connection with this Agreement (the Revolving Commitment Fee and the Letter of Credit Commissions, together with all of such other fees, being sometimes hereinafter collectively referred to as the "Fees") shall be made by the Borrower prior to 1:00 p.m. on the date such payment is due to the Administrative Agent for the account of the applicable Lenders at the Administrative Agent's office specified in Section 11.2, in each case in lawful money of the United States, in immediately available funds and without set-off or counterclaim. As between the Borrower and the Lenders, any payment by the Borrower to the Administrative Agent for the account of the Lenders shall be deemed to be payment by the Borrower to the Lenders. The failure of the Borrower to make any such payment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 1:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment (except as otherwise provided in the definition of Interest Period) shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension, provided, however that if such next succeeding Business Day is after the Maturity Date, any such payment shall be due on the immediately preceding Business Day. All payments hereunder shall be made in Dollars. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and commissions then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         2.12     Records

                  (a) Lender's Records. Each Lender will note on its internal records with respect to each Loan made by it (i) the date and amount of such Loan, (ii) whether such Loan is a Revolving Loan or a Term Loan, (iii) the character of such Loan as an ABR Advance, a Eurodollar Advance or a combination thereof, (iv) the interest rate (without regard to the Applicable Margin) and the Interest Period applicable to Eurodollar Advances, and (v) each payment and prepayment of the principal thereof.

                  (b) Administrative Agent's and Issuing Bank's Records. The Administrative Agent and the Issuing Bank shall keep records regarding the Loans, the Letters of Credit and the Loan Documents in accordance with their customary procedures for agented credits and Letters of Credit, respectively.

                  (c) Prima Facie Evidence. The entries made in the records maintained pursuant to subsections (a) and (b) above shall, to the extent not prohibited by applicable law, be prima facie

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                                                                Credit Agreement
                                                                ----------------

evidence of the existence and amount of the obligations of the Borrower recorded therein; provided that the failure of the Administrative Agent, the Issuing Bank or any Lender, as the case may be, to make any notation on its records or its Notes shall not affect the Borrower's or any other Obligor's obligations in respect of the Loans, the Letters of Credit or any other Loan Documents.

                  (d) Notes. Upon the request of any Lender to the Administrative Agent and the Borrower, the Borrower agrees to execute and deliver, at each Borrower's own cost and expense, to the Agent (for delivery to such Lender) a promissory note of the Borrower evidencing such Lender's Loans, substantially in the form of Exhibit B, payable to the order of such Lender, and dated the Effective Date.

3.   INTEREST, FEES, YIELD PROTECTIONS, ETC.

         3.1      Interest Rate and Payment Dates

                  (a) Prior to Maturity. Except as otherwise provided in Section 3.1(b) and 3.1(c), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

       ADVANCES                                   RATE
       --------                                   ----

Each ABR Advance                    Alternate Base Rate plus the Applicable
                                    Percentage applicable to ABR Advances.

Each Eurodollar Advance             Eurodollar Rate for the applicable Interest
                                    Period plus the Applicable Percentage
                                    applicable to Eurodollar Advances.

                  (b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of the Loans shall bear interest at a rate per annum (whether before or after the entry of a judgment thereon) equal to the rate which would otherwise be applicable under
Section 3.1(a) plus 2%, and any overdue interest or other amount payable under the Loan Documents (including any unpaid Reimbursement Obligations) shall bear interest (whether before or after the entry of a judgment thereon) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage applicable to ABR Advances plus 2%. All interest accruing pursuant to this Section 3.1(b) shall be payable upon demand.

                  (c) Highest Lawful Rate. At no time shall the interest rate payable on the Loans of any Lender, together with the Fees and all other amounts payable under the Loan Documents to such Lender, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Lender. If with respect to any Lender for any period during the term of this Agreement, any amount paid to such Lender under the Loan Documents, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Lender, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable under the Loan

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                                                                Credit Agreement
                                                                ----------------

Documents to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, then the Borrower shall pay to such Lender in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of (A) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, and (B) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof.

                  (d) In General. Interest on (i) ABR Advances to the extent based on the BNY Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (ii) ABR Advances to the extent based on the Federal Funds Rate and Eurodollar Advances shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed. Except as otherwise provided in Section 3.1(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

         3.2      Fees

                  (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Revolving Commitment Percentage, a fee (the "Revolving Commitment Fee"), equal to the Applicable Percentage of (1) prior to the Revolving Commitment Termination Date, the average daily excess of the Aggregate Revolving Commitment Amount over the Aggregate Revolving Exposure, and (2) thereafter, on the outstanding principal balance of the Revolving Loans. The Revolving Commitment Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing on the first such Business Day following the Effective Date, and ending on the date that the Aggregate Revolving Commitments shall expire or otherwise terminate, provided that on and after the Revolving Commitment Termination Date, the Revolving Commitment Fee shall be payable upon demand. The Revolving Commitment Fee shall be calculated on the basis of a 360 day year, as the case may be, for the actual number of days elapsed.

                  (b) Letter of Credit Commissions. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Revolving Commitment Percentage, commissions (the "Letter of Credit Commissions") with respect to each Letter of Credit for the period from and including the date of issuance thereof to and including the expiration date thereof, at a rate per annum equal to the Applicable Percentage in effect on the date of issuance thereof plus, in the

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                                                                Credit Agreement
                                                                ----------------

event that an Event of Default shall have occurred and be continuing, 2.00%, on the average daily maximum amount available under any contingency to be drawn under such Letter of Credit. With respect to each Letter of Credit, the Letter of Credit Commissions shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the expiration or other termination of such Letter of Credit, provided that on and after the Revolving Commitment Termination Date, the Letter of Credit Commissions shall be payable upon demand.

                  (c) Administrative Agent's and Issuing Bank's Fees. The Borrower agrees to pay to the Administrative Agent and the Issuing Bank, for their own respective accounts, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent or the Issuing Bank, as the case may be.

         3.3      Conversions

                  (a) The Borrower may elect from time to time to convert one or more Eurodollar Advances to ABR Advances by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, specifying the amount to be converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to convert (i) ABR Advances to Eurodollar Advances and (ii) Eurodollar Advances to new Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, in the case of a conversion to Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such conversion of Eurodollar Advances to new Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be converted to such new Eurodollar Advances. Each such notice shall be irrevocable and shall be given by the delivery by telecopy of a Notice of Conversion (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Notice of Conversion manually signed by the Borrower). The Administrative Agent shall promptly provide the Lenders with notice of each such election. Advances may be converted pursuant to this Section in whole or in part, provided that the amount to be converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.4 and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $2,000,000 or such amount plus a whole multiple of $100,000 in excess thereof.

                  (b) Notwithstanding anything in this Agreement to the contrary, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Advance may be converted to or continued as a Eurodollar Advance and (ii) unless repaid, each Eurodollar Advance shall be converted to an ABR Advance at the end of the Interest Period applicable thereto.

                  (c) Each conversion shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that any such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

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                                                                Credit Agreement
                                                                ----------------

         3.4      Concerning Interest Periods

                  Notwithstanding any other provision of any Loan Document:

                  (a) If the Borrower shall have failed to elect a Eurodollar Advance under Sections 2.4 or 3.3, as the case may be, in connection with any borrowing of new Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to Section 3.3.

                  (b) No Interest Period selected in respect of the conversion of any Eurodollar Advance comprising a Loan shall end after the Maturity Date.

                  (c) The Borrower shall select Interest Periods such that, on each date that a mandatory scheduled principal payment is required to be made pursuant to Section 2.3 the outstanding principal balance of all ABR Advances comprising all or a portion of the Term Loans, when added to the aggregate principal balance of each Eurodollar Advance comprising all or a portion of the Term Loans, the applicable Interest Period of which shall end on or before such date, shall equal or exceed the aggregate principal balance of the Term Loans required to be paid on such date pursuant to Section 2.3.

                  (d) The Borrower shall select Interest Periods such that, on each date that a mandatory scheduled reduction in the Aggregate Revolving Commitment Amount is required to be made pursuant to Section 2.5(d), the outstanding principal balance of all ABR Advances comprising all or a portion of the Revolving Loans, when added to the aggregate principal balance of each Eurodollar Advance comprising all or a portion of the Revolving Loans, the applicable Interest Period of which shall end on or before such date, shall equal or exceed the aggregate amount of the reduction required to be made on such date.

                  (e) The Borrower shall not be permitted to have more than twenty Eurodollar Advances outstanding at any one time, it being agreed that each borrowing of a Eurodollar Advance pursuant to a single Borrowing Request shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

         3.5      Indemnification for Loss

                  Notwithstanding anything contained herein to the contrary, if the Borrower shall fail for any reason to borrow or convert an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.4 or 3.3, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of the principal amount of a Eurodollar Advance is made by the Borrower for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or out-of-pocket expense suffered by such Lender as a result of such failure to borrow or convert, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, or redeploying funds prepaid or repaid, in amounts

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                                                                Credit Agreement
                                                                ----------------

which correspond to such Eurodollar Advance, and any internal processing charge customarily charged by such Lender in connection therewith.

         3.6      Capital Adequacy

                  If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender or the Issuing Bank (each a "Control Person"), shall be affected by the occurrence of a Regulatory Change and such Lender or the Issuing Bank shall have determined that such Regulatory Change shall have had or will thereafter have the effect of reducing (i) the rate of return on such Lender's or such Control Person's capital, or (ii) the asset value to such Lender or the Issuing Bank or such Control Person of the Loans or commitments made or maintained by such Lender, or of the Reimbursement Obligations or any participation therein, in any case to a level below that which such Lender or the Issuing Bank or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender's or the Issuing Bank's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material to such Lender or the Issuing Bank or Control Person, then, within ten days after demand by such Lender or the Issuing Bank, the Borrower shall pay to such Lender or the Issuing Bank or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or the Issuing Bank or such Control Person, as the case may be, for such reduction.

         3.7      Reimbursement for Increased Costs

                  If any Lender, the Administrative Agent or the Issuing Bank shall determine that a Regulatory Change:

                  (a) does or shall subject it to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to it of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, or impose on the Administrative Agent, the Issuing Bank or such Lender any other condition regarding the Letters of Credit including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Income of such Lender); or

                  (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate or against any Letters of Credit issued by the Issuing Bank or participated in by any Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, or to increase the cost to the Issuing Bank of issuing or maintaining the Letters of Credit or the cost to any Lender of participating therein or the cost to the Administrative Agent or the Issuing Bank of performing its respective functions hereunder with respect to the Letters of Credit, then, in any such case, the Borrower shall pay such Lender, the Administrative Agent, or the Issuing Bank, as the case may be, within ten days after demand therefor, such additional amounts as is sufficient to compensate such Lender, the Issuing Bank or the Administrative Agent, as the case may be, for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender, the Issuing Bank or the Administrative Agent, as the case may be; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders, the Administrative Agent, or the Issuing Bank, as the case may be, with respect to withholding Taxes for which the Borrower has no obligation under
Section 3.10. No failure by any Lender or the Administrative Agent, or the Issuing Bank to demand, and no delay in demanding, compensation for any increased cost shall constitute a waiver of its right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to this Section submitted by a Lender, the Administrative Agent or the Issuing Bank, as the case may be, to the Borrower shall be conclusive absent manifest error.

         3.8      Illegality of Funding

                  Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and (i) the commitment of such Lender to make such Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended, (ii) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (iii) such Lender's Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to an ABR Advance on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon receipt of such notice by each of the Administrative Agent and the Borrower, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

         3.9      Substituted Interest Rate

                  In the event that (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate or reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 3.1 or (ii) the Required Lenders shall have notified the Administrative Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion of any portion of the Advances into or of Eurodollar Advances (each, an "Affected Advance"), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Administrative Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR

                                                                Credit Agreement
                                                                ----------------

Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon either (A) the Administrative Agent having determined that such circumstances affecting the interbank eurodollar no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 3.1 or (B) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert all or any portion of the Loans to or as Eurodollar Advances.

         3.10     Taxes

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes, provided that, if the Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify each Credit Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any such penalties, interest or expenses that are incurred by such Credit Party's unreasonably taking or omitting to take action with respect to such Indemnified Taxes), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of a Credit Party, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, the Code or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably

                                                                Credit Agreement
                                                                ----------------

requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  (f) If a Credit Party determines that it received a refund in respect of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall within 60 days from the date of such determination pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower pursuant to this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Credit Party and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Credit Party, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Credit Party in the event the Administrative Agent or such Credit Party is required to repay such refund to such Governmental Authority.

         3.11     Option to Fund

                  Each Lender has indicated that, if the Borrower requests a Eurodollar Advance, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its applicable portion of such Eurodollar Advance during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 3.5 and
3.7. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its applicable portion of each Eurodollar Advance during the applicable Interest Period through the purchase of deposits in an amount equal to its applicable portion of such Eurodollar Advance having a maturity corresponding to such Interest Period. Any Lender may fund its applicable portion of each Eurodollar Advance from or for the account of any branch or office of such Lender as such Lender may choose from time to time.

         3.12     Mitigation Obligations; Replacement of Lenders

                  (a) If the Borrower is required to pay any additional amount to any Credit Party or any Governmental Authority for the account of any Credit Party pursuant to Section 3.10, then such Credit Party shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit (or any participation therein) or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Credit Party, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.10 in the future and
(ii) would not subject such Credit Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Credit Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Credit Party in connection with any such designation or assignment.

                  (b) If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.10, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.7), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of each of the Administrative Agent and the Issuing Bank, which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, commissions and all other amounts payable to it under the Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest, fees and commissions) or the Borrower (in the case of all other amounts) and (iii) in the case of any such payments required to be made pursuant to Section 3.10, such assignment will result in a reduction in such payment. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. The Borrower's rights under this paragraph shall be in addition to any claims that the Borrower may have against any Lender that is in default of its obligations to fund Loans hereunder.

4.   REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the Issuing Bank to issue the Letters of Credit and the Lenders to participate therein, the Borrower makes the following representations and warranties to the Administrative Agent, the Issuing Bank and each Lender:

         4.1      Subsidiaries; Capitalization

                  As of the Effective Date, the Borrower does not have any Subsidiaries, and the authorized, issued and outstanding Capital Stock of the Borrower is as set forth on Schedule 4.1.

         4.2      Existence and Power

                  Each of the Borrower and each of its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business by it in each jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

         4.3      Authority and Execution

                  Each of the Borrower and each of its Subsidiaries has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party all of which have been duly authorized by all proper and necessary corporate, partnership, limited liability company or other applicable action and are in full compliance with its Organizational Documents. The Borrower and each of its Subsidiaries has duly executed and delivered the Loan Documents to which it is a party.

                                                                Credit Agreement
                                                                ----------------

         4.4      Binding Agreement

                  The Loan Documents constitute the valid and legally binding obligations of each Obligor, in each case, to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of specific performance as a remedy.

         4.5      Litigation

                  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower, any of its Subsidiaries or any other Obligor) pending or, to the knowledge of the Borrower, threatened against the Borrower, any of its Subsidiaries or any other Obligor or maintained by the Borrower, any of its Subsidiaries or any other Obligor or which may affect the Property of the Borrower, any of its Subsidiaries or any other Obligor or any of their respective Properties or rights, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (iii) might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

         4.6      Required Consents

                  Except as set forth on Schedule 4.6 and except for information filings required to be made in the ordinary course of business which are not a condition to the performance by the Borrower or any of its Subsidiaries under the Loan Documents to which it is a party, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, holders of limited liability company interests or holders of any other equity interest, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents to which the Borrower or any of its Subsidiaries or any other Obligor is a party or is required as a condition to the validity or enforceability of the Loan Documents to which any of the same is a party.

         4.7      Absence of Defaults; No Conflicting Agreements

                  (a) None of the Borrower nor any of its Subsidiaries nor any other Obligor is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

                  (b) None of the Borrower nor any of its Subsidiaries nor any other Obligor is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

                                                                Credit Agreement
                                                                ----------------

         4.8      Compliance with Applicable Laws

                  The Borrower and each of its Subsidiaries is complying with all statutes, regulations, rules and orders of all Governmental Authorities which are applicable to the Borrower or such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect.

         4.9      Taxes

                  The Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to the Borrower or any of its Subsidiaries, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to all taxes are, to the best knowledge of the Borrower, adequate for the payment of such taxes, and the Borrower knows of no unpaid assessment which is due and payable against the Borrower or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

         4.10     Governmental Regulations

                  Neither the Borrower nor any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         4.11     Federal Reserve Regulations; Use of Loan Proceeds

                  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to the making of each Loan, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries, subject to Sections 8.2 and 8.4.

         4.12     Plans

                  There are no Pension Plans in effect on the Effective Date. Each Employee Benefit Plan of the Borrower, its Subsidiaries and the ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects. As of the Effective Date, (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan which is a Multiemployer Plan, does not exceed $0, and (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $0. The Borrower and each of its Subsidiaries and ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each

                                                                Credit Agreement
                                                                ----------------

Pension Plan which is a Multiemployer Plan. As of the Effective Date, the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Borrower and its Subsidiaries and ERISA Affiliates with respect to all Pension Plans which are Multiemployer Plans is not in excess of $0. The Borrower and its Subsidiaries and ERISA Affiliates have, as of the Effective Date, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto. No material liability to the PBGC has been, or is expected by the Borrower, any of its Subsidiaries or any ERISA Affiliate to be, incurred by the Borrower, any such Subsidiary or any ERISA Affiliate. Liability, as referred to in this Section, includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

         4.13     No Material Adverse Change

                  Since the Effective Date and after giving effect to the Initial Transactions, the Borrower and each of its Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

         4.14     Property

                  The Borrower and each of its Subsidiaries has (i) good and marketable title to all of its Property, title to which is material to the Borrower or such Subsidiary and (ii) a valid leasehold interest in all Property, a leasehold interest in which is material to the Borrower or such Subsidiary, in each case subject to no Liens, except Permitted Liens.

         4.15     Authorizations

                  The Borrower and each of its Subsidiaries possesses or has the right to use all franchises, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

         4.16     Environmental Matters

                  (a) No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property, discharged into subsurface waters under any Real Property or discharged from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real Property, in each case referred to above in violation of any Environmental Laws the violation of which could reasonably be expected to have a Material Adverse Effect. There are not now, nor ever have been, on any Real Property, any underground or above ground storage tanks regulated under any Environmental Laws the violation of which could reasonably be expected to have a Material Adverse Effect.

                                                                Credit Agreement
                                                                ----------------

                  (b) Neither the Borrower nor any of its Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, Property damages, personal injuries or penalties) arising in connection with: (A) any non-compliance with or violation of the requirements of any applicable Environmental Laws the violation of which could reasonably be expected to have a Material Adverse Effect, or (B) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment in either case which could reasonably be expected to have a Material Adverse Effect, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any of its Subsidiaries is or may be liable, or (iv) has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law, in each case referred to in clauses (ii), (iii) and (iv) above which could reasonably be expected to have a Material Adverse Effect.

         4.17     Absence of Certain Restrictions

                  No indenture, certificate of designation for preferred equity securities, agreement or instrument to which the Borrower or any of its Subsidiaries is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly, the ability of any Subsidiary of the Borrower to make advances for the benefit of, to make loans or Restricted Payments to or to repay any Indebtedness to the Borrower or to any other Subsidiary of the Borrower.

         4.18     No Misrepresentation

                  No representation or warranty contained in any Loan Document, and no certificate or report from time to time furnished by the Borrower or any of its Subsidiaries in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact or omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results.

         4.19     Year 2000 Issue

                  The Borrower is reviewing the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and each Subsidiary or used or relied upon in the conduct of their business (including

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                                                                Credit Agreement
                                                                ----------------

systems and equipment supplied by others or with which such computer systems of the Borrower and the Subsidiaries interface). To the Borrower's knowledge, the costs to the Borrower and the Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Borrower or any Subsidiary (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to result in a Default or to have a Material Adverse Effect.

         4.20     Security Agreement

                  The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Credit Parties, a legal, valid and enforceable security interest in the Collateral and, when (a) financing statements in appropriate form are filed in the offices specified on
Schedule 5 to the Perfection Certificates, and (b) with respect to all Possessory Collateral (as defined in the Security Agreement), if any, the delivery thereof to, and the acceptance and continuous possession thereof by, the Administrative Agent in the State of New York, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 8.2.

         4.21     Solvency

                  Immediately after the execution and delivery of the Loan Documents and the consummation of each of the Contribution, the Assumption, the making of each Loan and the issuance of each Letter of Credit on the first Borrowing Date, and the repayment of all of the Indebtedness subject to the Assumption (each of the foregoing being herein referred to collectively as the "Initial Transactions") (a) the fair value of the assets of the Borrower and the Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of the Borrower and the Subsidiaries will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each of the Borrower and the Subsidiaries will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

5.   CONDITIONS TO FIRST LOANS OR THE ISSUANCE OF FIRST LETTERS OF CREDIT

                  In addition to the conditions precedent set forth in Section 6, the obligation of each Lender to make a Loan, and of the Issuing Bank to issue a Letter of Credit, on the first Borrowing Date shall be subject to the fulfillment of the following conditions precedent:

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                                                                Credit Agreement
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         5.1      Evidence of Action

                  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Initial Transactions and any other legal matters relating to the Obligors, the Loan Documents or the Initial Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

         5.2      This Agreement

                  The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

         5.3      Notes

                  The Administrative Agent shall have received, in respect of each Lender that shall have requested a Note, a Note made by the Borrower and payable to the order of such Lender, each in all respects satisfactory to the Administrative Agent.

         5.4      Security Agreement

                  The Administrative Agent shall have received counterparts of the Security Agreement signed on behalf of the Borrower and each member of the Borrower, together with the following:

                  (a) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered, recorded or delivered to create or perfect the Liens intended to be created under the Security Agreement, and

                  (b) a completed Perfection Certificate from each Primary Company (as defined in the Security Agreement), dated the Effective Date and signed by an executive officer or Financial Officer of such Primary Company, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Obligors in the jurisdictions contemplated by the Perfection Certificates and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 8.2 or have been released.

         5.5      Absence of Litigation; Approvals and Consents

                  The Administrative Agent shall have received a certificate, in all respects satisfactory to the Administrative Agent, of an executive officer of the Borrower to the effect that (i) there is no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the Initial Transactions or the other transactions provided for in the Loan Documents and no action or proceeding by or before any Governmental Authority has been commenced and is pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay

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                                                                Credit Agreement
                                                                ----------------

the Initial Transactions or the other transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and (ii) except as set forth in
Schedule 4.6, all approvals and consents of all Persons required to be obtained in connection with the consummation of the Initial Transactions and the other transactions contemplated by the Loan Documents shall have been obtained and shall be in full force and effect, and all required notices have been given and all required waiting periods shall have expired.

         5.6      Financial Officer's Certificate

                  The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower in all respects satisfactory to the Administrative Agent certifying that after giving effect the Initial Transactions, to the best knowledge of such Financial Officer: (i) the Borrower and each of its Subsidiaries is Solvent, and (ii) the Leverage Ratio (on a pro forma basis) is not greater than 6.25:1.00.

         5.7      Opinions of Counsel

                  The Administrative Agent shall have received an opinion of (i) Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Borrower, the Subsidiaries and Insight and (ii) Sherman & Howard, LLC, counsel to each TCI Affiliate, each to be addressed to the Administrative Agent, the Issuing Bank and the Lenders, and dated the Effective Date, substantially in the form of Exhibit F-1 and Exhibit F-2, respectively, together with such other legal opinions as the Administrative Agent may reasonably require.

         5.8      Material Agreements

                  The Administrative Agent shall have received a fully executed copy of each of the Indiana Documents and the Management Agreement, in each case as in effect on the Effective Date and certified to be a true, correct and complete copy thereof by the Borrower, and each of which shall be in form and substance satisfactory to the Administrative Agent.

         5.9      Insurance

                  The Administrative Agent shall have evidence satisfactory to it that the insurance required by Section 7.5 is in effect.

         5.10     Other Matters

                  The Lenders shall be reasonably satisfied (i) that there shall be no litigation or administrative proceeding, or regulatory development (including any such development relating specifically to the communications or media industries), that would reasonably be expected to have a material adverse effect on (a) the business, assets, operations, prospects, condition (financial or otherwise) or material agreements of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to any Credit Party under any Loan Document, (ii) with the current status of, and the terms of any settlement or other resolution of, any litigation or other proceedings brought against any Obligor or any other Subsidiary by or on behalf of its subscribers or by any Governmental Authority relating to its business, and (iii) with all aspects of each of the Initial Transactions.

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                                                                Credit Agreement
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         5.11     Fees

                  All fees payable to the Administrative Agent, the Issuing Bank and the Lenders on or prior to the Effective Date shall have been paid.

         5.12     Fees and Expenses of Special Counsel

                  The fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

The Administrative Agent shall notify the Borrower and each Credit Party of the date upon which each of the conditions precedent set forth in this Section 5 have been satisfied (or waived in accordance with Section 11.1), and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Credit Parties to make Loans and issue Letters of Credit shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.1) on or before November 30, 1998 (and, in the event such conditions are not so satisfied or waived, the Lenders shall have no obligation to make Loans and the Revolving Commitments shall terminate at such time).

6.   CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT

         The obligation of each Lender to make Loans or the Issuing Bank to issue Letters of Credit on a Borrowing Date is subject to the satisfaction of the following conditions precedent as of the date of such Loan or the issuance of such Letter of Credit, as the case may be:

         6.1      Compliance

                  (i) At the time of the making of such requested Loans and the issuance of such requested Letter(s) of Credit, there shall exist no Default, and (ii) at the time of the making of such requested Loans and the issuance of such requested Letters of Credit, and immediately thereafter, the representations and warranties of each Obligor in or pursuant to the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been then made, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each borrowing of Loans by the Borrower and each request by the Borrower for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower that each of the foregoing matters is true and correct in all respects.

         6.2      Borrowing Request; Letter of Credit Request

                  With respect to the Loans to be made, and the Letters of Credit to be issued, on each Borrowing Date, the Administrative Agent shall have received, (i) in the case of Loans, a Borrowing Request and (ii) in the case of Letters of Credit, a Letter of Credit Request and a Reimbursement Agreement, in each case duly executed by the Borrower.

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                                                                Credit Agreement
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         6.3      Loan Closings

                  All documents required by the provisions of the Loan Documents to be executed or delivered to the Administrative Agent on or before the applicable Borrowing Date shall have been executed and shall have been delivered at the office of the Administrative Agent set forth in Section 11.2 on or before such Borrowing Date.

         6.4      Other Documents

                  The Administrative Agent shall have received such other documents, each in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably require in connection with the making of any Loan and/or the issuance of any Letter of Credit.

7.   AFFIRMATIVE COVENANTS

         The Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, any Letter of Credit remains outstanding, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Administrative Agent, the Borrower shall:

         7.1      Financial Statements and Information

                  Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender:

                  (a) As soon as available, but in any event within 90 days after the end of each fiscal year, a copy of its Consolidated Balance Sheet as at the end of such fiscal year, together with the related Consolidated Statements of Income and Cash Flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year. The Consolidated Balance Sheets and Consolidated Statements of Income and Cash Flows shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP consistently applied.

                  (b) As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the Consolidated Balance Sheet of the Borrower as at the end of each such quarterly period, together with the related Consolidated Statements of Income and Cash Flows for such period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by a Financial Officer of the Borrower, as presenting fairly in all material respects the Consolidated financial condition and the Consolidated results of operations of the Borrower and its Subsidiaries.

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                                                                Credit Agreement
                                                                ----------------

                  (c) Within 45 days after the end of each of the first three fiscal quarters (90 days after the end of the last fiscal quarter) of each fiscal year, a Compliance Certificate, certified by a Financial Officer of the Borrower.

                  (d) Such other information as the Administrative Agent or any Lender may reasonably request from time to time.

         7.2      Certificates; Other Information

                  Furnish to the Administrative Agent and each Lender:

                  (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Obligor's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Obligor's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it with an aggregate book value in excess of $1,000,000 is located (including the establishment of any such new office or facility), (iii) in any Obligor's identity or organizational structure such that a filed financing statement becomes misleading or (iv) in any Obligor's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to paragraph (a) of Section 7.1, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Sections 1, 2, 6 and 7 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered by the Borrower on the Effective Date or the date of the most recent certificate delivered by the Borrower pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  (c) Prompt written notice if: (i) any Indebtedness of the Borrower or any of its Subsidiaries in an aggregate amount in excess of $1,000,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) the holder or obligee of any note (other than the Notes), certificate, security or other evidence of Indebtedness of the Borrower or any of its Subsidiaries in an aggregate amount in excess of $1,000,000 has the right to declare such Indebtedness due and payable prior to its stated maturity, or (iii) there shall occur and be continuing a Default.

                  (d) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any

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                                                                Credit Agreement
                                                                ----------------

Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (ii) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Authority, and (iii) any refusal by any Person or Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect.

                  (e) Promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof and (ii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries.

                  (f) Prompt written notice in the event that the Borrower, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, that
(i) any Termination Event with respect to a Pension Plan has occurred or will occur, (ii) any condition exists with respect to a Pension Plan which presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to the Pension Plan or other liability on the Borrower, any of its Subsidiaries or any ERISA Affiliate, (iii) the Borrower, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan, (iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans is in excess of $250,000, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans is in excess of $250,000, (vi) the Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan, (vii) the imposition of any tax under Section 4980B(a) of the Code or (viii) the assessment of a civil penalty under Section 502(c) of ERISA, together with a certificate of the president or a Financial Officer of the Borrower setting forth the details of such event and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

                  (g) Prompt written notice in the event that Borrower, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Borrower, such Subsidiary or such ERISA Affiliate of any final decision finding liability and the date by which such liability must be paid, together with a copy of such letter and a certificate of the president or a Financial Officer of the Borrower setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                  (h) Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of the president or a Financial Officer of the Borrower setting forth the reasons for the adoption of such amendment and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

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                                                                Credit Agreement
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                  (i) As soon as possible and in any event by the tenth day
after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remain unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the Borrower, any of its Subsidiaries or any ERISA Affiliate under Section
412(n) of the Code, together with a certificate of the president or a Financial Officer setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                  (j) If the termination of any Pension Plan would result in the imposition of any tax under Section 4980 of the Code, then as soon as possible, but in no event less than 60 days before the due date of the tax, a certificate of the president or a Financial Officer of the Borrower setting forth the estimated amount of such tax, any reversion, and the proposed use of such reversion. This subsection shall apply to a transaction notwithstanding a reduction or complete elimination of a tax because of the operation of either Sections 4980(d) or 420(a)(3)(A) of the Code.

                  (k) Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law.

                  (l) Such other information as the Administrative Agent or any Lender shall reasonably request from time to time.

         7.3      Legal Existence

                  Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each of its Subsidiaries to maintain, its corporate, partnership or analogous existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

         7.4      Taxes

                  Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, upon or with respect to the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on Property of the Borrower or such Subsidiary (other than a Lien described in Section 8.2(i)), unless and to the extent only that such Taxes, shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and provided that any such contested Tax, shall not constitute, or create, a Lien on any Property of the Borrower or such Subsidiary senior to the Liens, if any, granted to the Administrative Agent and the Lenders by the Collateral Documents on such Property, and, provided further, that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.5      Insurance

                  Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including, without limitation, public liability (bodily

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                                                                Credit Agreement
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injury and property damage), fidelity, business interruption, and workers'
compensation with deductibles which are customary for companies engaged in similar businesses, and which, in the case of property insurance, shall be (i) in amounts sufficient to prevent the Borrower or such Subsidiary from becoming a co-insurer, and (ii) against all risks; and file with the Administrative Agent within ten days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby.

         7.6      Performance of Obligations

                  Pay and discharge when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of the Borrower or any of its Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted, and provided that the Borrower shall give the Administrative Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.7      Condition of Property

                  At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business.

         7.8      Observance of Legal Requirements

                  Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.9      Inspection of Property; Books and Records; Discussions

                  At all reasonable times, upon reasonable prior notice, permit representatives of the Administrative Agent and each Lender to visit the offices of the Borrower and each of its Subsidiaries, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower and each such Subsidiary with the respective officers thereof, and to examine and inspect the Property of the Borrower and each such Subsidiary and to meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants.

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                                                                Credit Agreement
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         7.10     Authorizations

                  Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all of its licenses, franchises, permits, authorizations and other rights, other than such licenses, franchises, permits, authorizations and other rights the loss of which would not reasonably be expected to have a Material Adverse Effect.

         7.11     Financial Covenants

                  (a) Interest Coverage Ratio. Maintain as of each fiscal quarter end during the periods set forth below, an Interest Coverage Ratio of not less than the ratios set forth below:

                        Period                                Ratio
                        ------                                -----
                        Effective Date through
                        December 31, 1999                     1.75:1.00
                        January 1, 2000 through
                        December 31, 2000                     2.00:1.00
                        January 1, 2001 through
                        December 31, 2001                     2.25:1.00
                        January 1, 2002 and
                        thereafter                            2.50:1.00.

                  (b) Fixed Charge Coverage Ratio. Maintain as of each fiscal quarter end commencing on December 31, 2000, a Fixed Charge Coverage Ratio of not less than 1.00:1.00.

                  (c) Leverage Ratio. Maintain as of any day during the periods set forth below, a Leverage Ratio of not more than the ratios set forth below:

                        Period                                Ratio
                        ------                                -----
                        Effective Date through
                        December 30, 2000                     6.50:1.00
                        December 31, 2000 through
                        December 30, 2001                     6.00:1.00
                        December 31, 2001 through
                        December 30, 2002                     5.50:1.00
                        December 31, 2002 through
                        December 30, 2003                     4.50:1.00
                        December 31, 2003 and
                        thereafter                            4.00:1.00

                  (d) Pro Forma Debt Service Ratio. Maintain as of each fiscal quarter end, a Pro Forma Debt Service Ratio of not less than 1.10:1.00.

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                                                                Credit Agreement
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         7.12     Interest Rate Protection Arrangements

                  Commencing no later than 120 days after the Effective Date, and on each date thereafter, maintain Interest Rate Protection Arrangements, each in form and substance satisfactory to the Administrative Agent, covering at least 40% of Total Consolidated Debt as of such date, which agreements shall have an initial term of at least 3 years.

         7.13     Year 2000 Issue

                  The Borrower will, and will cause each of the Subsidiaries, to take all necessary action to complete in all material respects by September 30, 1999, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and the Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of the Borrower and the Subsidiaries interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed. At the request of the Administrative Agent, the Borrower will, and will cause each of the Subsidiaries to, provide to the Administrative Agent reasonable assurance of its compliance with the preceding sentence.

         7.14     New Subsidiaries

                  (a) If any Subsidiary is formed or acquired after the Effective Date the Borrower will within 10 Business Days after such Subsidiary is formed or acquired (a) notify the Administrative Agent and the Lenders in writing thereof, (b) execute and deliver the Guarantee Agreement, and cause such Subsidiary to become a party to the Guarantee Agreement and the Security Agreement in the manner provided therein, (c) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of the Borrower or any other Subsidiary, cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Security Agreement, and (d) promptly take such actions to create and perfect the Liens created or intended to be created by the Loan Documents on such Subsidiary's assets as the Administrative Agent or the Required Lenders shall reasonably request.

                  (b) The Borrower will, and will cause each Guarantor to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Agreement or the validity or priority of any such Lien, all at the expense of the Obligors. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Agreement.

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                                                                Credit Agreement
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8.   NEGATIVE COVENANTS

         The Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid any Letter of Credit remains outstanding, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Administrative Agent, the Borrower shall not, directly or indirectly:

         8.1      Indebtedness

                  (a) Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any of its Subsidiaries so to do, except (i) Indebtedness due under the Loan Documents, (ii) Indebtedness of the Borrower or any of its Subsidiaries existing on the date hereof as set forth on Schedule 8.1, excluding increases and refinancings thereof, (iii) purchase money Indebtedness (other than any such Indebtedness described in clause (ii) above) incurred in connection with the purchase, after the date hereof, of any Property, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding, (iv) liabilities of the Borrower arising out of Interest Rate Protection Arrangements covering a notional principal amount not in excess of the sum of (1) the Aggregate Revolving Commitment Amount and (2) the aggregate outstanding principal balance of the Term Loans, and (v) Intercompany Indebtedness.

                  (b) The Borrower will not issue any additional shares of its equity securities (which term shall be deemed to include membership interests) and will not (and will not permit any Subsidiary to) (i) issue any preferred stock or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of equity securities of Insight, any TCI Affiliate, any Affiliate of either thereof or any Subsidiary or any option, warrant or other right to acquire any such shares of equity securities, except as permitted under
Section 8.6.

         8.2      Liens

                  Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except (i) Liens for Taxes in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business,
(iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting Real Property which do not adversely affect the value of such Real Property or the financial condition of the Borrower or such Subsidiary or impair its use for the operation of the business of the Borrower or such Subsidiary, (v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vii) Liens in favor of the Credit Parties under the Loan Documents, (viii) purchase money Liens on Property of the Borrower or any of its Subsidiaries acquired after the date hereof to secure Indebtedness of the Borrower permitted by Section 8(a)(iii),

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                                                                Credit Agreement
                                                                ----------------

incurred in connection with the acquisition of such Property, provided that each such Lien is limited to such Property so acquired, (ix) Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date and set forth on
Schedule 8.2A, as renewed from time to time, but not any increases in the amounts secured thereby, and (x) Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date and set forth on Schedule 8.2B, provided that each Lien referred to in this clause (x) shall be released substantially simultaneously with the Initial Transactions.

         8.3      Merger, Consolidations and Acquisitions

                  Consolidate with, be acquired by, merge into or with any Person, or make any Acquisition, or permit any of its Subsidiaries so to do, except:

                  (a) Capital Expenditures permitted by Section 8.7, and the Contribution;

                  (b) provided that (i) the Administrative Agent shall have received ten days' prior written notice thereof and (ii) immediately before and after giving effect thereto no Default shall exist, any direct or indirect wholly-owned Subsidiary of the Borrower may merge or consolidate with the Borrower or any other direct or indirect wholly-owned Subsidiary of the Borrower, provided that in the event of a merger of the Borrower and such wholly-owned Subsidiary, the Borrower shall be the survivor thereof;

                  (c) mergers involving Subsidiaries as part of an Acquisition permitted by subsection (f) below;

                  (d) Investments permitted by  8.5;

                  (e) Acquisitions permitted under Section 8.4; and

                  (f) additional Acquisitions, provided that (i) if immediately after giving effect to each such Acquisition pursuant to this Section 8.3(f) the Leverage Ratio would be greater than 5.50:1.00, the Acquisition Cost in respect of all Acquisitions consummated under this Section 8.3(f) shall not exceed $50,000,000 immediately after giving effect to such Acquisition, (ii) immediately before and after giving effect to each such Acquisition, no Default shall or would exist, (iii) the Borrower will be in compliance with each of the financial covenants contained in Section 7.11 on a pro-forma basis after giving effect to such Acquisition and any Indebtedness incurred or assumed in connection therewith which is permitted by Section 8.1, (iv) immediately after giving effect to each such Acquisition, all of the representations and warranties contained in Section 4 shall be true and correct as if then made, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (v) the Administrative Agent and the Lenders shall have been given five Business Days' prior written notice thereof and (vi) the Administrative Agent shall have received a certificate signed by a Financial Officer of the Borrower, identifying the Person or Property to be acquired, the name of the Person making such Acquisition, setting forth the total consideration to be paid in respect of such Acquisition, and certifying as to the matters set forth in clauses (i), (ii),
(iii) and (iv) hereof.

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                                                                Credit Agreement
                                                                ----------------

         8.4      Dispositions and Exchanges

                  Make any Disposition or consummate any Exchange, or permit any of its Subsidiaries so to do, except:

                  (a) the Exchanges described on Schedule 8.4, and Dispositions of any Investments permitted under Section 8.5(a), (b) or (c);

                  (b) Dispositions of Property which, in the reasonable opinion of the Borrower or such Subsidiary, is obsolete or no longer useful in the conduct of its business; and

                  (c) additional Dispositions, and one or more additional Exchanges, provided that with respect to each such Disposition and each such Exchange pursuant to this Section 8.4(c), the following conditions have been satisfied:

         (i) no Default shall exist immediately before or after giving effect thereto,

         (ii) the sum of (A) a fraction, the numerator of which is the Operating Cash Flow attributable to the Property being disposed of or exchanged, as the case may be, and the denominator of which is the Operating Cash Flow, in each case for the four fiscal quarter period ended immediately preceding the date of such Disposition or Exchange, as the case may be, plus (B) with respect to each other Property disposed of or exchanged, as the case may be, in accordance with this
           Section 8.4(c) during the one year period ending on the date of such Disposition or such Exchange, as the case may be, the fraction calculated with respect thereto under Section 8.4(c)(ii)(A) at the time of the Disposition or Exchange thereof, as the case may be, shall not exceed 15%,

         (iii) the sum of (A) the fraction calculated with respect to such Property being disposed of or exchanged, as the case may be, under
           Section 8.4(c)(ii)(A), plus (B) with respect to each other Property disposed of or exchanged, as the case may be, in accordance with this
           Section 8.4(c) during the period commencing on the Effective Date and ending on the date of such Disposition or such Exchange, as the case may be, the fraction calculated with respect thereto under Section 8.4(c)(ii)(A) at the time of the Disposition or Exchange thereof, as the case may be, shall not exceed 30%,

         (iv) in the case of such Exchange, the Property disposed of by the Borrower and its Subsidiaries shall be substantially similar in nature to the Property acquired by the Borrower and its Subsidiaries,

         (v) in the case of such Exchange, any cash consideration paid by the Borrower or any Subsidiary in connection therewith shall be considered as an Acquisition pursuant to, and shall be subject to,
           Section 8.3(f); and

         (vi) (A) the Borrower will be in compliance with each of the financial covenants contained in Section 7.11 on a pro-forma basis after giving effect to such Exchange and any Indebtedness incurred or assumed in connection therewith which is permitted by Section 8.1, (B) immediately after giving effect to each such Acquisition, all of the representations and

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                                                                Credit Agreement
                                                                ----------------

           warranties contained in Section 4 shall be true and correct as if then made, (C) the Administrative Agent and the Lenders shall have been given five Business Days' prior written notice thereof, and (D) the Administrative Agent shall have received a certificate signed by a Financial Officer of the Borrower, identifying the Properties to be Exchanged, the name of the other party to the Exchange, setting forth the total consideration to be paid in respect of such Exchange, and certifying as to the matters set forth in clauses (A) and (B) hereof.

         8.5      Investments, Loans, Etc.

                  At any time, purchase or otherwise acquire, hold or invest in the Capital Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or permit any of its Subsidiaries so to do, (all of which are sometimes referred to herein as "Investments") except:

                  (a) Investments in Cash Equivalents;

                  (b) Investments existing on the date hereof as set forth on
Schedule 8.5;

                  (c) normal business banking accounts and short-term certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not exceeding the limits of such insurance;

                  (d) Acquisitions permitted by Section 8.3; and

                  (e) Investments by the Borrower or any Subsidiary in Intercompany Indebtedness permitted under Section 8.1, provided that any such Intercompany Indebtedness owed to any Obligor shall be evidenced by a promissory note and such note shall be pledged to the Administrative Agent under the applicable Collateral Document.

         8.6      Restricted Payments

                  Make any Restricted Payments payable in cash or otherwise or apply any of its Property thereto or set apart any sum therefor, or permit any of its Subsidiaries so to do, except that:

                  (a) a wholly-owned Subsidiary of the Borrower may declare and pay Restricted Payments to the Borrower;

                  (b) the Borrower may pay cash distributions to its members, in such amounts and at such times, as required pursuant to Section 4.1(a)(1) of the Operating Agreement as in effect on the Effective Date, provided that both immediately before and after giving effect thereto, no Default shall or would exist; and

                  (c) the Borrower may make Restricted Payments at any time and from time to time during any fiscal year when that the Leverage Ratio is less than 5.50:1.00, in an aggregate amount not in excess of 25% of Excess Cash Flow in respect of such fiscal year, provided, that immediately before and after giving effect thereto, no Default shall or would exist.

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                                                                Credit Agreement
                                                                ----------------

         8.7      Capital Expenditures.

                  (a) During the two fiscal year period ending December 31, 1999, make any Capital Expenditures, or incur any obligation to make Capital Expenditures, or permit any of its Subsidiaries so to do, except any one or more of the following: (i) Acquisitions permitted under Section 8.3, and (ii) any Capital Expenditure made in any fiscal year set forth below which, when added to all of the other Capital Expenditures of the Borrower and its Subsidiaries on a Consolidated basis during such fiscal year (excluding all of those permitted by Section 8.7(a)(i)), does not exceed the amount (the "Allowable Amount") set forth below adjacent to such fiscal year:

                             Fiscal Year                 Amount
                             -----------                 ------

                             1998                        $ 35,000,000
                             1999                        $110,000,000

For purposes of this Section 8.7, in calculating Capital Expenditures for the fiscal year ending 1998, all Capital Expenditures chargeable to the operations contributed to the Borrower in connection with the Contribution (whether such Capital Expenditures were made before or after giving effect to the Contribution) shall be included in the calculation of Capital Expenditures.

                  (b) In the event that, in respect of any fiscal year referred to in Section 8.7(a), the Allowable Amount shall exceed the actual amount of Capital Expenditures of the Borrower and its Subsidiaries on a Consolidated basis, the Borrower and its Subsidiaries may make additional Capital Expenditures in the immediately succeeding fiscal year in an aggregate amount not exceeding such excess.

         8.8      Line of Business

                  Engage, or permit any Subsidiary to engage, whether directly or indirectly, through interests in one or more Subsidiaries, in any business other than the Cable Television Business. For purposes hereof, "Cable Television Business" means the business of (i) acquiring, developing, owning, operating, managing, selling, or investing in cable television systems and businesses related to and ancillary to the ownership and operation of cable television systems (including, but not limited to, high speed data service, Internet access, telephony services and other telephony-related investments or businesses, and video wireless services and wireless communications services and other wireless-related investments or businesses, but not including multipoint distribution systems, multichannel multipoint distribution systems, direct-to-home satellite systems or Internet Backbone Services), and (ii) using IP technology to provide telephone, fax, video, video conferencing, telecommuting, virtual private networks, security and energy management services to subscribers of the Borrower's or any Subsidiary's cable television systems. For purposes hereof, "IP" means the Internet Protocols as defined by the document titled RFC-791, by John Pastell of the University of Southern California, dated 1981, or subsequent revisions thereof.

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                                                                Credit Agreement
                                                                ----------------

         8.9      ERISA

                  Establish or contribute, or permit any of its Subsidiaries so to do, to any Pension Plan, except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect, cause any Pension Plan to have a Funded Current Liability Percentage of less than 60%, or increase benefits, or permit any of its Subsidiaries so to do, under any Employee Benefit Plan or establish or contribute to any new Employee Benefit Plan, except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect.

         8.10     Prepayments of Indebtedness

                  Prepay or obligate itself to prepay, in whole or in part, any Indebtedness (other than Indebtedness under the Loan Documents), or permit any of its Subsidiaries so to do.

         8.11     Changes to Documents and Other Agreements

                  The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under the Management Agreement, any Indiana Document or its organizational documents, other than amendments, modifications or waivers that could not reasonably be expected to adversely affect the Issuing Bank or the Lenders.

         8.12     Transactions with Affiliates

                  Become a party to any transaction with an Affiliate unless the Borrower's Managing Person shall have determined that the terms and conditions relating thereto are as favorable to the Borrower as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate, or permit any of its Subsidiaries so to do.

         8.13     Limitation on Certain Restrictions on Subsidiaries

                  Directly or indirectly create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Subsidiary to (i) make Restricted Payments to the Borrower, (ii) repay any Indebtedness owed to the Borrower or any other Subsidiary, (iii) make loans or advances to the Borrower or any other Subsidiary or (iv) transfer any of its Property to the Borrower, except for such encumbrances or restrictions existing under or by reason of (x) applicable law and (y) the Loan Documents.

         8.14     Management Fees

                  Accrue or pay any management fee, or permit any Subsidiary thereof so to do, provided that the Borrower may accrue and pay management fees under and in accordance with the Management Agreement, provided that (a) such management fees are subordinated, in all respects satisfactory to the Administrative Agent in its discretion, to the obligations of the Borrower under the Loan Documents, and (b) the Borrower shall not make any payment in respect of such management fees if, immediately before or after giving effect thereto
(i) the aggregate amount of all management fees paid during any fiscal year would exceed 3.0% of consolidated gross revenues for such fiscal year, or (ii) any Default shall or would exist.

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                                                                Credit Agreement
                                                                ----------------

9.   DEFAULT

         9.1      Events of Default

                  The following shall each constitute an "Event of Default" hereunder:

                  (a) The failure of the Borrower to make any payment of principal on any Loan, or any reimbursement payment hereunder or under any Reimbursement Agreement, when due and payable; or

                  (b) The failure of the Borrower to make any payment of interest, Fees, expenses or other amounts payable under any Loan Document or otherwise to the Administrative Agent with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or

                  (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 2.7, 7.3, 7.11, 7.13 or Section 8; or

                  (d) The failure of any Obligor to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after such Obligor shall have obtained knowledge thereof; or

                  (e) Any representation or warranty made by any Obligor (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                  (f) Liabilities and/or other obligations of the Borrower or any of its Subsidiaries (other than obligations under the Loan Documents), whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases in an aggregate amount in excess of $5,000,000
(i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, (ii) shall not be paid when due or within any grace period for the payment thereof, (iii) any holder of any such liability or obligation shall have the right to declare the same due and payable prior to the expressed maturity thereof, or (iv) as a consequence of the occurrence or continuation of any event or condition, the Borrower or any of its Subsidiaries has become obligated to purchase or repay any Indebtedness in an aggregate in excess of $5,000,000 before its regularly scheduled maturity date; or

                  (g) The Borrower, any Subsidiary or TCI shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors,
(iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property,
(ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any

                                     - 61 -
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                                                                Credit Agreement
                                                                ----------------

substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower, any Subsidiary or TCI, as the case may be; or

                  (h) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging of the Borrower, any Subsidiary or TCI, bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower, any Subsidiary or TCI, under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, any Subsidiary or TCI, or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs, of the Borrower, any Subsidiary or TCI, and any such decree or order continues unstayed and in effect for a period of 60 days; or

                  (i) Judgments or decrees against the Borrower, or any Subsidiary aggregating in excess of $5,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

                  (j) Any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by any Obligor not to be, a valid and perfected Lien on any Collateral, with the priority required by the Security Agreement, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or
(ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Agreement; or

                  (k) Any Loan Document shall cease, for any reason, to be in full force and effect, or any Obligor shall so assert in writing or shall disavow any of its obligations thereunder; or

                  (l) (i) any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; (v) the imposition of any tax under Section 4980B(a) of the Code; (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; or (vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan which would have a Material Adverse Effect; or

                  (m) any one or more of the following shall occur: (1) the failure of any one of Insight, TCI or any Subsidiary of Insight or TCI to be the Managing Member (as defined in the Operating Agreement as in effect on the Effective Date) of the Borrower, (2) either Insight or TCI fails to maintain ownership, directly or indirectly, of at least 25.0% of the membership interests in the Borrower, or (3) either Insight or TCI fails to be entitled, directly or indirectly, to at least 25.0% of the profits and losses of the Borrower.

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                                                                Credit Agreement
                                                                ----------------

         9.2      Contract Remedies

                  Upon the occurrence and during the continuance of an Event of Default (other than an event described in clause (g) or (h) of Section 9.1), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees, commissions and other obligations of each Obligor accrued under the Loan Documents (including all amounts of the aggregate Letter of Credit Exposures of all Lenders, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (g) or (h) of Section 9.1, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees, commissions and other obligations of each Obligor accrued under the Loan Documents (including all amounts with respect to the aggregate Letter of Credit Exposure, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding anything to the contrary contained in any Loan Document, (A) with respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 9, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate of the then undrawn and unexpired amount of such Letters of Credit, (B) the Borrower hereby grants to the Administrative Agent, for the benefit of the Credit Parties, a security interest in such cash collateral to secure all of the Obligations, (C) amounts held in such account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations and (D) after all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations, shall have been paid in full, the balance, if any, in such account shall be returned to the Borrower.

10.  THE ADMINISTRATIVE AGENT

                  Each of the Issuing Bank and the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

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                  The Administrative Agent shall not have any duties or
obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate thereof that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, the Issuing Bank or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (iv) the validity, enforceability, effectiveness or genuineness thereof or any other agreement, instrument or other document, or (v) the satisfaction of any condition set forth in Sections 5 or 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts reasonably selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in

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                                                                Credit Agreement
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consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Issuing Bank and the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Section 10 and Section 11.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each of the Issuing Bank and the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Issuing Bank and the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished thereunder.

                  Notwithstanding anything herein to the contrary, none of the Co-Lead Arrangers, the Arrangers, the Syndication Agent, the Documentation Agent or the Co-Agents shall have any duty or obligation, as such, under this Agreement.

11.  OTHER PROVISIONS

         11.1     Amendments and Waivers

                  (a) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Revolving Commitment Amount of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees, commissions or other amounts payable under the Loan Documents, without the written consent of each Credit Party affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees, commissions or other amounts payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the Maturity Date, or extend the expiration date of any Letter of Credit beyond the Maturity Date, without the written consent of each Credit Party affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by the Loan Documents, without the written consent of each Credit Party, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number

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or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release any Guarantor from its guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement or as a result of the termination of the existence of such Subsidiary Guarantor or its status as a Subsidiary in a transaction permitted by Section 8.4) or limit its liability in respect of such guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Loan Documents, without the written consent of each Lender, or (viii) change Sections 2.2(b) or 2.5(f), without the written consent of each Lender, provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, respectively.

                  (b) Notwithstanding anything to the contrary contained in any Loan Document, the Administrative Agent may, at any time and from time to time without the consent of any one or more of the Lenders or the Issuing Bank, (i) release any or all of the obligations of any Obligor under the Collateral Documents in connection with (A) a Disposition of such Obligor permitted by
Section 8.4, (B) the dissolution of such Obligor permitted by Section 7.3, or
(C) any release specifically provided for in the Collateral Documents, and (ii) release any Collateral or any security interest therein in connection with (A) any disposition of such Collateral permitted by Section 8.4, (B) any dissolution permitted by Section 7.3, (C) any release specifically provided for in the Collateral Documents, or (D) any release of Collateral (other than cash Collateral) having a fair market value of $500,000 or less.

                  (c) No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, neither the making of a Loan nor the issuance of a Letter of Credit shall be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

         11.2     Notices

                  All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by telecopy, when sent, addressed as follows in the case of the Borrower, the Administrative Agent or the Issuing Bank, addressed to the Domestic Lending Office, in the case of each Lender, or addressed to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

                  The Borrower:

                  Insight Communications of Indiana, LLC
                  126 East 56th Street
                  New York, New York  10022
                  Attention:        Kim D. Kelly,
                                    Executive Vice President

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                                    and Chief Financial Officer
                  Telephone:        (212) 371-2266
                  Telecopy:         (212) 371-1549

                  with a copy to:

                  Cooperman Levitt Winikoff
                  Lester & Newman, P.C.
                  800 Third Avenue
                  New York, New York  10022
                  Attention:        Robert L. Winikoff, Esq.
                  Telephone:        (212) 688-7000
                  Telecopy:         (212) 755-2839

                  The Administrative Agent or the Issuing Bank:

                  The Bank of New York
                  One Wall Street
                  Agency Function Administration
                  18th Floor
                  New York, New York 10286
                  Attention:        Michael Pizarro
                  Telephone:        (212) 635-4697
                  Telecopy:         (212) 635-6365 or 6366 or 6367

                  with a copy to:

                  The Bank of New York
                  One Wall Street
                  New York, New York 10286
                  Attention:        Benjamin B. Todres,
                                    Vice President
                  Telephone:        (212) 635-8745
                  Telecopy:         (212) 635-8593

except that any notice, request or demand by the Borrower to or upon the Administrative Agent, the Issuing Bank or the Lenders pursuant to Sections 2.4,
2.8 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopy or other electronic means as fully as if originally signed.

         11.3     No Waiver; Cumulative Remedies

                  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan

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Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4     Survival of Representations and Warranties and Certain
Obligations

                  (a) All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

                  (b) The obligations of the Borrower under Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11 and 11.5 shall survive the termination of the Revolving Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of the Loans, the Reimbursement Obligations and all other amounts payable under the Loan Documents.

         11.5     Payment of Expenses and Indemnity

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by any Credit Party, including the reasonable fees, charges and disbursements of any counsel for any Credit Party, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or the Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or such Letters of Credit.

                  (b) The Borrower shall indemnify each Credit Party and each Related Party thereof (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Initial Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower, any member of the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower, any member of the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

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                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Facility Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Initial Transactions or any Loan or Letter of Credit or the use of the proceeds therefrom.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         11.6     Lending Offices

                  (a) Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Administrative Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, provided, however, that no Lender shall be entitled to receive any greater amount under Sections 3.5, 3.7 and 3.10, as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

                  (b) Each Lender agrees that, upon the occurrence of any event giving rise to any increased cost or indemnity under Sections 3.5, 3.7 and 3.10 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 3.5, 3.6, 3.7 and 3.10.

         11.7     Assignments and Participations

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

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                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Administrative Agent and the Issuing Bank must give its prior written consent (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment upon or during the continuance of an Event of Default, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment or the aggregate unpaid principal amount of the assigning Lender's Term Loan, the amount of the Revolving Commitment and the aggregate unpaid principal amount of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless the Borrower and the Administrative Agent otherwise consent, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in form and substance satisfactory to the Administrative Agent. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance Agreement covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.5, 3.6, 3.7, 3.10 and 11.5). Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this paragraph shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent clearly demonstrable error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance Agreement executed by an assigning Lender and an assignee, the assignee's completed administrative questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance Agreement and

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record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Issuing Bank or the Administrative Agent, sell participations to one or more banks or other entities (each such bank or other entity being called a "Participant") in all or a portion of such Lender's rights and obligations under the Loan Documents (including all or a portion of its Revolving Commitment and the Loans owing to it), provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Obligors and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of any Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.1(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6, 3.7 and 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided, however, that to obtain the benefits of
Section 3.10, a Participant must agree, for the benefit of the Borrower, to comply with Section 3.12 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.10(a) as though it were a Lender, provided that such Participant agrees to be subject to Section 11.10(b) as though it were a Lender. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 3.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.10(e) as though it were a Lender.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under the Loan Documents or substitute any such pledgee or assignee for such Lender as a party hereto.

         11.8     Limitation of Liability

                  No claim may be made by any party hereto (or any Related Party) against any other party hereto (or any Related Party) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each such party and Related Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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         11.9     Counterparts

                  Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by telecopy shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower, the Issuing Bank and the Administrative Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopy or other electronic means to the same extent as if originally signed.

         11.10    Set-off and Adjustments

                  (a) If any Event of Default shall have occurred and be continuing under Sections 9.1(a) or 9.1(b), each of the Issuing Bank, the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by it, irrespective of whether or not it shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each of the Issuing Bank, the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have.

                  (b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other applicable Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply) The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                                                                Credit Agreement
                                                                ----------------

         11.11    Construction

                  Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

         11.12    Governing Law

                  The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws, but including Section 5-1401 of the General Obligations Law.

         11.13    Headings Descriptive

                  Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

         11.14    Severability

                  Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         11.15    Integration

                  All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Administrative Agent and/or the Issuing Bank and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof.

                                                                Credit Agreement
                                                                ----------------

         11.16    Consent to Jurisdiction

                  Each party to a Loan Document hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Obligor hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

         11.17    Service of Process

                  Each party to a Loan Document hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 11.2 of the applicable Loan Document executed by such party. Each party to a Loan Document hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

         11.18    No Limitation on Service or Suit

                  Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Administrative Agent, the Issuing Bank or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent, the Issuing Bank or any Lender to bring proceedings against any Obligor in the courts of any jurisdiction or jurisdictions in which such Obligor may be served.

         11.19    WAIVER OF TRIAL BY JURY

                  EACH OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE LENDERS AND THE OBLIGORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH OBLIGOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR ADMINISTRATIVE AGENT OF THE ISSUING BANK, THE ADMINISTRATIVE AGENT, OR THE LENDERS, OR COUNSEL TO THE ISSUING BANK, THE ADMINISTRATIVE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ISSUING BANK, THE ADMINISTRATIVE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH CREDIT PARTY ACKNOWLEDGES THAT THE ISSUING BANK, THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

                                                                Credit Agreement
                                                                ----------------

         11.20    Treatment of Certain Information

                  Each Lender, the Issuing Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any of its Subsidiaries pursuant to this Agreement which (i) is identified by such Person as being confidential at the time the same is delivered to such Lender, the Issuing Bank or the Administrative Agent, or (ii) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder, provided, however, that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) on a confidential basis, to counsel to any of the Lenders, the Issuing Bank or the Administrative Agent, (c) to bank examiners, auditors or accountants, and any analogous counterpart thereof, (d) to the Administrative Agent, the Lenders, or the Issuing Bank (e) in connection with any litigation to which any one or more of the Lenders, the Issuing Bank or the Administrative Agent is a party, (f) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to keep such information confidential on substantially the same basis as set forth in this Section, or (g) to affiliates of the Administrative Agent, each Lender and the Issuing Bank.

         11.21    Effective Date

                  This Agreement shall not be effective until such time (the "Effective Date") as the Administrative Agent shall have executed a counterpart hereof and executed counterparts hereof shall have been delivered to the Administrative Agent by , the Issuing Bank, the Borrower and each Lender.

                                                                Credit Agreement
                                                                ----------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    INSIGHT COMMUNICATIONS OF INDIANA, LLC

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                Credit Agreement
                                                                ----------------

                                    THE BANK OF NEW YORK, as Issuing Bank and as
                                    Administrative Agent

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                Credit Agreement
                                                                ----------------

                                    THE BANK OF NEW YORK COMPANY, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                Credit Agreement
                                                                ----------------

                                    FLEET BANK, N.A.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                Credit Agreement
                                                                ----------------

                                    CIBC INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------